                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              SWIFT ENERGY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 2005

      The annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 10, 2005, at 4:00 p.m., Houston time, for the following purposes:

      1. To elect three Class III directors to serve until the 2008 Annual Meeting of Shareholders or until their successors are duly qualified and elected;

      2. To approve the Swift Energy Company 2005 Stock Compensation Plan, including the reservation of between 625,000 and 900,000 shares of the Company's common stock that may be issued under the plan, depending on the nature of the stock awards (as more fully described in the attached proxy statement);

      3. To ratify the appointment of Ernst & Young LLP as Swift Energy's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

      4. Such other business as may properly be presented at the meeting, or at any and all adjournments or postponements thereof.

      A record of shareholders has been taken as of the close of business on March 21, 2005, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 26, 2005, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas. This list will also be available at the meeting.

                                     By Order of the Board of Directors,



                                     /s/ Bruce H. Vincent

                                     Bruce H. Vincent
                                     Secretary
March 24, 2005

                            YOUR VOTE IS IMPORTANT!

         Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy by telephone or by mail as promptly as possible to ensure the presence of a quorum for the meeting. For additional instructions on voting by telephone, please refer to your proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed postage pre-paid envelope. If you attend the meeting, you may, of course, revoke the proxy and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

                                TABLE OF CONTENTS

                                                                                                    PAGE

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS..........................................     1
PROPOSAL 1 -- ELECTION OF DIRECTORS.............................................................     3
       Class III Director Nominees..............................................................     4
BOARD OF DIRECTORS..............................................................................     5
       Class I Directors........................................................................     5
       Class II Directors.......................................................................     5
       Compensation of Directors................................................................     6
       Meetings of the Board....................................................................     7
       Meetings of Independent Directors........................................................     7
       Board Succession Plan....................................................................     7
       Affirmative Determinations Regarding Independent Directors and Financial Experts.........     7
       Committees of the Board..................................................................     8
       Compensation Committee Interlocks and Insider Participation..............................     9
       Section 16(a) Beneficial Ownership Reporting Compliance..................................     9
       Corporate Governance.....................................................................     9
PRINCIPAL SHAREHOLDERS..........................................................................    10
EXECUTIVE OFFICERS..............................................................................    13
EXECUTIVE COMPENSATION..........................................................................    14
       Summary Compensation Table...............................................................    14
       Employment Contracts.....................................................................    15
       Stock Option Grants in 2004..............................................................    16
       Aggregated Option Exercises in 2004 and Year-End Option Values...........................    17
       Equity Compensation Plan Information.....................................................    18
       Related Party Transaction................................................................    18
COMPENSATION COMMITTEE REPORT...................................................................    19
       Compensation Philosophy..................................................................    19
       Review and Evaluation of Compensation Practices..........................................    19
       Director Compensation....................................................................    19
       Executive Compensation Criteria and Performance Measurement..............................    20
       Compensation of Chief Executive Officer .................................................    21
       Section 162(m) of the Internal Revenue Code..............................................    22
PROPOSAL 2 -- APPROVAL OF THE SWIFT ENERGY COMPANY 2005 STOCK COMPENSATION PLAN.................    23
       Summary of the 2005 Plan.................................................................    23
       Federal Income Tax Considerations........................................................    27
       Board Recommendation.....................................................................    29
AUDIT COMMITTEE REPORT..........................................................................    30
INDEPENDENT AUDITORS AND FEES...................................................................    31
       Pre-approval Policies and Procedures.....................................................    31
PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR...................................    32
PERFORMANCE GRAPH...............................................................................    33
SHAREHOLDER PROPOSALS...........................................................................    34
COMMUNICATIONS WITH THE BOARD OF DIRECTORS......................................................    34
FORWARD LOOKING STATEMENTS......................................................................    35
ANNUAL REPORT ON FORM 10-K......................................................................    35
GENERAL.........................................................................................    35

APPENDIX A -- SWIFT ENERGY COMPANY 2005 STOCK COMPENSATION PLAN.................................   A-1

                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                                 PROXY STATEMENT
                                     FOR THE
                       2005 ANNUAL MEETING OF SHAREHOLDERS

         This proxy statement is mailed to shareholders commencing on or about March 29, 2005, in connection with the solicitation by the board of directors (the "Board of Directors" or "Board") of Swift Energy Company (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 10, 2005, at 4:00 p.m., Houston time, and any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Management does not know of any matters other than those listed on the notice that will be presented for action at the Annual Meeting.

         The Annual Report to Shareholders covering the fiscal year ended December 31, 2004, will be mailed to each shareholder entitled to vote at the Annual Meeting on or before the date of mailing this proxy statement or may accompany this proxy statement.

         The cost of preparing, printing, and mailing this proxy statement and soliciting proxies will be borne by the Company. In addition to solicitations by mail, employees of the Company may solicit proxies in person or by telephone or facsimile, without additional remuneration. In addition, the Company has retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. The Company has agreed to pay that firm $8,000, plus reasonable out of pocket expenses, for proxy solicitation services. The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of the Company's common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, internet, or by completing and returning the enclosed proxy card will help to avoid additional expense.

         The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 21, 2005. On the record date, there were 28,094,517 shares of common stock of the Company, par value $.01 per share, issued and outstanding and entitled to vote.

         Each share of common stock entitles the holder to one vote on each matter presented at the Meeting. Proxies will be voted in accordance with the directions specified thereon. Any proxy on which no direction is specified will be voted "FOR" the election of all nominees to the Board for the terms indicated, "FOR" the approval of the Swift Energy Company 2005 Stock Compensation Plan, "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent auditors, and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his or her proxy at any time prior to the voting thereof by attending and voting at the Annual Meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, a majority of the votes represented at the Annual Meeting may adjourn or postpone the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting, until a quorum is present or represented.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on director nominees or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting and are not counted as a vote with respect to the proposals.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         At the Annual Meeting, three Class III directors are to be elected for terms to expire at the 2008 annual meeting. The Company has three classes of directors and each year the directors in one of these classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. Ms. Deanna L. Cannon, an incumbent Class III director, is standing for re-election after having been elected to serve out the remainder of the Class III term at the Company's May 2004 annual meeting of shareholders. The terms of Messrs. Virgil N. Swift and G. Robert Evans as Class III directors expire at the Annual Meeting and they are not standing for re-election due to the Board's policy related to age. To fill such vacancies, Messrs. Douglas J. Lanier and Bruce H. Vincent, who are not currently directors, have been nominated to stand for election as Class III directors. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         The persons named as proxies on the accompanying proxy card, unless authority is withheld by a shareholder on a proxy card, intend to vote "FOR" the election of all of the nominees named below to the Board. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute selected by them, or the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the Board to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                    CLASS III

                   (Term to expire at the 2008 Annual Meeting)
           -----------------------------------------------------------

                                Deanna L. Cannon

                                Douglas J. Lanier

                                Bruce H. Vincent


         Set forth below, for information purposes only, are the names and remaining terms of the other six directors:

                       CLASS I                                                         CLASS II
     (Terms to expire at the 2006 Annual Meeting)                     (Term to expire at the 2007 Annual Meeting)
-------------------------------------------------------           ----------------------------------------------------

                  Raymond E. Galvin                                                  A. Earl Swift

                 Clyde W. Smith, Jr.                                                  Greg Matiuk

                    Terry E. Swift                                                Henry C. Montgomery

CLASS III DIRECTOR NOMINEES

         Deanna L. Cannon, 44, was elected to serve as a member of the Company's Board of Directors at the Company's 2004 annual meeting of shareholders. Ms. Cannon is a director of Corporate Finance Association of Northern Michigan ("CFA") and the President of Cannon & Company CPA's PLC, a privately held consulting firm. CFA provides transaction consulting services to business owners involved in buying or selling a business, due diligence services, and business valuations. She served Miller Exploration Company as Chief Financial Officer and Secretary from November 2001 to December 2003, Vice President--Finance and Secretary from June 1999 to November 2001, Assistant Vice President--Finance from May 1998 to June 1999, and a director of one of its wholly owned subsidiaries from May 2001 to December 2003. Miller Exploration Company was a publicly held independent oil and gas exploration and production company that was acquired by Edge Petroleum Corporation in December 2003. Previously, Ms. Cannon was employed in public accounting for 16 years, initially for Arthur Andersen & Co. and later for Plante & Moran, LLP. Ms. Cannon holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant. Ms. Cannon is also a member of the Michigan Oil and Gas Association, American Institute of Certified Public Accountants, and Michigan Association of Certified Public Accountants.

         Douglas J. Lanier, 55, retired in 2004 as Vice President of ChevronTexaco Exploration & Production Company, Gulf of Mexico Business Unit. He began his career with Gulf Oil Company and served in various positions until 1985 when he was appointed Operations Manager of Cabinda Gulf Oil Company ("CABGOC"). In 1988, he became General Manager-Operations of CABGOC. In 1989, Mr. Lanier was appointed Assistant General Manager-Production for Chevron USA Central Region in Houston and served in subsequent appointments until he joined Chevron Petroleum Technology Company as President in 1997. In October of 2000, he was appointed Vice President of the Gulf of Mexico Shelf of the Southern Business Unit. Mr. Lanier holds a B.S. degree in petroleum engineering. He is a member of the Society of Petroleum Engineers and is a Texas registered professional engineer. Mr. Lanier was inducted into the University of Tulsa College of Engineering Hall of Fame in 2003.

         Bruce H. Vincent, 57, was appointed President of the Company in November 2004 and President of Swift Energy International, Inc. in February 2004. He has served as Secretary of the Company since August 2000. He previously served as Executive Vice President--Corporate Development from August 2000 to November 2004 and as Senior Vice President--Funds Management since joining the Company in 1990. Mr. Vincent holds a Bachelor's degree in Business Administration and a Master's degree in Finance.

================================================================================

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL OF THE DIRECTOR NOMINEES TO SERVE AS CLASS III DIRECTORS.

================================================================================

                               BOARD OF DIRECTORS

CLASS I DIRECTORS

         Raymond E. Galvin, 73, has served as a director of Swift Energy since August 5, 2003. From 1992 until he retired in February 1997, he was the President of Chevron USA Production Company. He also served as a director of Chevron Corp. from 1995 to 1997 and as a Vice President of Chevron Corp. from 1988 to 1997. Mr. Galvin has also served as chairman of the Natural Gas Council and the Natural Gas Supply Association. Mr. Galvin holds a Bachelor of Science degree in Petroleum Engineering.

         Clyde W. Smith, Jr., 56, has served as a director of Swift Energy since 1984. Since January 2002, Mr. Smith has served as President of Ascentron, Inc., an electronics manufacturing services company that acquired the assets of D.W. Manufacturing, Inc. in January 2002. From May 1998 until January 2002, Mr. Smith served as General Manager of D.W. Manufacturing, Inc. d/b/a Millennium Technology Services, an electronics manufacturer. Mr. Smith is a Certified Public Accountant and holds a Bachelor's degree in Business Administration.

         Terry E. Swift, 49, has served as the Chief Executive Officer of Swift Energy since May 2001 and as a director of the Company since May 2000. He was President of the Company from November 1997 to November 2004, Chief Operating Officer from 1991 to February 2000, and Executive Vice President from 1991 to 1997. He served in other progressive positions of responsibility since joining the Company in 1981. Mr. Swift has a Bachelor's degree in Chemical Engineering and a Master's degree in Business Administration. He is the son of A. Earl Swift and the nephew of Virgil N. Swift.

CLASS II DIRECTORS

         A. Earl Swift, 71, is Chairman of the Board of Swift Energy and has served in that capacity since the Company's founding in 1979. He previously served as President from 1979 to November 1997 and as Chief Executive Officer from 1979 until May 2001. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. Mr. Swift is a registered professional engineer and holds a Bachelor's degree in Petroleum Engineering, a Juris Doctorate degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift.

         Greg Matiuk, 59, has served as a director of the Company since 2003. After 36 years of service, Mr. Matiuk retired from ChevronTexaco Corp. in May 2003 having last served as Executive Vice President, Administrative and Corporate Services, a position he had held since 2001. From 1998 until 2001, he was Vice President, Human Resources and Quality, and from 1996 to 1998 he served as Vice President of Strategic Planning and Quality. Mr. Matiuk began his career at ChevronTexaco in 1967 as a production and reservoir engineer. He holds a Bachelor of Science degree in Geological Engineering and a Master's degree in Business Administration.

         Henry C. Montgomery, 69, has served as a director of the Company since 1987. Since 1980, Mr. Montgomery has been Chairman of the Board of Montgomery Professional Services Corporation, a management consulting and financial services firm. Mr. Montgomery currently also serves as Chairman of the Board of Catalyst Semiconductor, Inc., a public company that designs, develops, and markets programmable integrated circuit products, and is a member of the Board of ASAT Holdings, Ltd., a public company that packages and tests semiconductor devices. From January 2000 to March 2001, Mr. Montgomery served as Executive Vice President--Finance and Administration and Chief Financial Officer of Indus International, Inc., a public company engaged in enterprise asset management systems. For eight months in 1999, he served as interim Executive Vice President of Finance and Administration of Spectrian Corporation, a publicly held wireless telecom infrastructure company. Mr. Montgomery holds a Bachelor of Arts degree in Economics.

COMPENSATION OF DIRECTORS

         Only non-employee directors are compensated for serving as directors of the Company. Effective October 1, 2004, as a result of significantly increased duties and responsibilities for the entire Board of Directors and its committees, the cash compensation of non-employee directors was increased to a base of $40,000, with an additional $5,000 for serving on one or more committees of the Board of Directors, as compared to $34,750 and $5,000, respectively, earned per year by non-employee directors prior to that time. Additionally, the Chairman of the Audit Committee will now receive an additional $12,000 in cash for a minimum of four meetings annually. The Chairmen for each of the Corporate Governance and Compensation Committees will receive an additional $6,000 in cash for a minimum of two meetings annually. All of these amounts are to be paid over the course of a year in four equal installments.

         Under the Company's 1990 Nonqualified Stock Option Plan, as amended (the "1990 Nonqualified Plan"), each non-employee director is granted options to purchase 10,000 shares of the Company's common stock on the date he or she first becomes a non-employee director. Additionally, on the day after each annual meeting of the shareholders (occurring more than eleven months after each non-employee director first becomes a director), each individual who is a non-employee director on that date is granted options to purchase 5,000 shares of the Company's common stock. The 1990 Nonqualified Plan permits each non-employee director to hold a maximum of 66,000 options to purchase shares of common stock under the Plan, subject to adjustments for changes in capitalization affecting the stock of the Company.

         Upon shareholder approval, non-employee directors of the Board will be compensated under the Swift Energy Company 2005 Stock Compensation Plan and no future awards will be granted under the 1990 Nonqualified Plan. See, "Proposal 2--Approval of Swift Energy Company 2005 Stock Compensation Plan--Restricted Awards for Non-Employee Directors" for a description of such proposed compensation.

         In addition to his fees as a non-employee director, Mr. Virgil Swift received compensation pursuant to a consulting agreement. Under his consulting agreement, which has been in effect since July 2000, Mr. Swift is paid $5,000 per month for providing advisory services to key employees, officers, and directors, especially in the area of the Company's New Zealand oil and gas exploration and production operations and as otherwise requested by the Chairman of the Board, Chief Executive Officer, and the President. The consulting agreement is terminable by either party without cause upon two weeks written notice. Upon a change of control during the term of the consulting agreement, all outstanding stock options held by Mr. V. Swift will become 100% vested.

         The Company also has a consulting agreement with Raymond O. Loen, director emeritus, effective July 1, 2003, for a two-year period. Pursuant to the agreement, Mr. Loen receives $2,000 per month for consulting services. The agreement is terminable by either party without cause upon thirty days written notice. The Company does not expect this agreement to be renewed or extended when it expires on July 1, 2005.

         On February 7, 2005, the Board of Directors adopted a new policy going forward relating to post-retirement director compensatory agreements. The policy discourages these agreements or arrangements with former directors, including consulting services, except in instances in which a majority of the independent directors of the Board agrees that an individual former director has specific expertise that the Board and management agree is of material benefit to the Company. Any post-retirement agreement must be approved in advance by the Board under the policy and may only be in effect during the three years following the termination of the former director's term on the Board.

MEETINGS OF THE BOARD

         During 2004, the Board met on seven occasions, six in person and one telephonically, and acted by unanimous written consent or resolution twice. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 2004, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he or she served.

MEETINGS OF INDEPENDENT DIRECTORS

         At each executive session of the independent directors, the independent directors select from their group an independent director to preside at the executive session. During 2004, the independent directors met in executive session at the conclusion of each Board meeting other than the one telephonic meeting.

BOARD SUCCESSION PLAN

         The Board formally considered, addressed, and approved a Board succession plan during 2004, as recommended to the Board by the Corporate Governance Committee. In adopting such plan, the Board took into consideration the Company's policy that present members of the Board will not stand for re-election once they have reached the age of 72. Due to this policy, Messrs. V. Swift and Evans are not standing for re-election to the Board of Directors of the Company and their terms will expire at the 2005 Annual Meeting. To fill these vacancies, Messrs. Lanier and Vincent have been nominated to stand for election at the Annual Meeting. The diverse experience of Messrs. Lanier and Vincent was a consideration in nominating both such persons, as well as in the nomination of Ms. Cannon to stand for re-election at the Annual Meeting. As set forth in its charter, the Corporate Governance Committee also considered other factors in nominating the director nominees to the Board, including reputation, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

AFFIRMATIVE DETERMINATIONS REGARDING INDEPENDENT DIRECTORS AND FINANCIAL EXPERTS

         The Board has determined that each of the following directors is an "independent director" as such term is defined in Section 303A of the Listing Standards of the New York Stock Exchange ("NYSE"): Deanna L. Cannon, G. Robert Evans, Raymond E. Galvin, Greg Matiuk, Henry C. Montgomery, and Clyde W. Smith, Jr. These independent directors represent over a majority of the Company's Board of Directors.

         The Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE, the Securities and Exchange Commission ("SEC") and/or the Internal Revenue Service. Further, the Board has determined that Henry C. Montgomery, Chairman of the Audit Committee, and Clyde W. Smith, Jr. and Deanna
L. Cannon, members of the Audit Committee, are each an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

         The Board reviewed the applicable standards for Board member and Board committee independence and the criteria applied to determine "audit committee financial expert" status, as well as the answers to annual questionnaires completed by each of the independent directors. On the basis of this review, the Board made its independence and "audit committee financial expert" determinations.

COMMITTEES OF THE BOARD

         The Board of the Company has established the following standing committees: Audit, Corporate Governance, Compensation, and Executive Committees. Descriptions of the functions of the Audit, Corporate Governance, and Compensation Committees are set forth below:

         AUDIT COMMITTEE. The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring (i) the integrity of the financial statements of the Company; (ii) Swift Energy's compliance with legal and regulatory requirements; (iii) the independent auditors' selection, qualifications and independence; and (iv) the performance of Swift Energy's internal audit function and independent auditors. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be "independent" under the rules promulgated by the SEC under the Securities Exchange Act of 1934, and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, all as may be amended from time to time. In addition, at least one member of the Committee must satisfy the definition of audit committee financial expert as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Messrs. Montgomery and Smith and Ms. Cannon qualify as audit committee financial experts and that each member of the Audit Committee is independent as defined in the SEC's rules and NYSE's listing standards. A report of the Audit Committee appears below. Messrs. Montgomery (Chairman), Evans, and Smith and Ms. Cannon are members of the Audit Committee, which held nine meetings in 2004.

         CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee identifies individuals qualified to become directors and nominates candidates for directorships and also recommends to the Board the membership for each of the Board's committees. This committee may consider nominees recommended by shareholders upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. See "Shareholder Proposals" below. The Corporate Governance Committee also develops, monitors, and recommends to the Board corporate governance principles and practices applicable to Swift Energy. The committee also assists management of the Company in identifying, screening, and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company's conflicts of interest policy. The Corporate Governance Committee is required to be comprised of at least three directors who are "non-employee directors" and determined by the Board to be "independent" under the listing standards or rules of the NYSE and the SEC. Messrs. Evans (Chairman), Galvin, and Matiuk and Ms. Cannon are members of the Corporate Governance Committee and all are independent as defined in the SEC's rules and NYSE's listing standards. The Corporate Governance Committee held five meetings in 2004.

         COMPENSATION COMMITTEE. The Compensation Committee discharges the responsibilities of the Board relating to compensation of the Company's executive officers. This includes evaluating the compensation of the executive officers of the Company and its affiliates and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of Swift Energy, competitive practices, and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee also evaluates and approves any amendment, subject to shareholder approval, to the Company's existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee is required to be comprised of at least three directors who are "non-employee directors" and determined by the Board to be "independent" under the SEC rules and NYSE's listing standards. The Board has determined that all members are independent as defined by the SEC's rules and NYSE's listing standards. The report of the Compensation Committee is included below.

Messrs. Smith (Chairman), Galvin, Matiuk, and Montgomery are members of the Compensation Committee, which held three meetings and acted by unanimous written consent once during 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2004, the Compensation Committee of the Board consisted of Messrs. Smith, Galvin, Montgomery, and Matiuk, who are all independent directors. Until the expiration of his term as a director from the Board during May 2004, Mr. Harold Withrow also served on the Compensation Committee. To the Company's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's common stock to file reports with the SEC regarding their ownership of, and transactions in, the Company's common stock. SEC regulations require Swift Energy to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2004 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements.

CORPORATE GOVERNANCE

         Part of the Company's historical and on-going corporate governance practices is the Company's policy that requires officers, directors, employees, and certain consultants of the Company to submit annual disclosure statements regarding their compliance with the Company's conflict of interest policy. A management representation letter is provided to the Corporate Governance Committee of the Board regarding the results of the annual disclosure and management's assessment of any potential or actual conflicts of interest. Based on this assessment and further discussion with management, the Committee then directs management on what additional action, if any, the Committee determines is necessary to be undertaken with regard to any potential or actual conflict of interest.

         During 2003, the Board adopted new charters for each of its Audit, Corporate Governance, and Compensation Committees. The Board also adopted Principles of Corporate Governance for the Company as well as a Code of Ethics and Business Conduct applicable to all employees, directors, and consultants. All of these documents are posted on the Company's website at www.swiftenergy.com.

         In addition, the Company has adopted a Code of Ethics for Senior Financial Officers and Principal Executive Officer. The Company has also posted this Code of Ethics on its website, where it also intends to post any waivers from or amendments to this Code of Ethics.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the shareholdings, as of March 15, 2005 (unless otherwise indicated), of the nine current members of the Board, the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers other than the CEO, all executive officers and directors as a group, and to the Company's knowledge, each person who beneficially owned more than five percent of the Company's outstanding common stock.

                                                                                         SHARES OF COMMON STOCK
                                                                                         BENEFICIALLY OWNED AT
                                                                                           MARCH 15, 2005(1)
                                                                                     ------------------------------
                                                                                                       PERCENT OF
                                                                                                          CLASS
  NAME OF PERSON OR GROUP                         POSITION                            NUMBER           OUTSTANDING
  -----------------------                         --------                            ------           -----------

A. Earl Swift..............   Chairman of the Board                                   345,267             1.2%

Virgil N. Swift............   Vice Chairman of the Board                              292,639(2)          1.0%

Deanna L. Cannon...........   Director                                                  3,000              (3)

G. Robert Evans............   Director                                                 49,800              (3)

Raymond E. Galvin..........   Director                                                 29,000              (3)

Greg Matiuk ...............   Director                                                  2,000              (3)

Henry C. Montgomery........   Director                                                 27,115              (3)

Clyde W. Smith, Jr. .......   Director                                                 47,000(4)           (3)

Terry E. Swift ............   Chief Executive Officer and Director                    275,983              (3)

Bruce H. Vincent...........   President and Secretary                                 180,361              (3)

Joseph A. D'Amico .........   Executive Vice President and Chief Operating Officer    140,574              (3)


Alton D. Heckaman, Jr. ....   Executive Vice President and Chief Financial Officer    131,331              (3)
                              Officer

James M. Kitterman ........   Senior Vice President-Operations                        153,003              (3)

All executive officers and directors as a group (16 persons) .....................  1,834,516             6.4%

EARNEST Partners, LLC.............................................................  3,558,952(5)         12.7%
    75 Fourteenth Street, Suite 2300
    Atlanta, Georgia 30309

Dimensional Fund Advisors Inc. ...................................................  2,229,292(6)          8.0%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

FMR Corp. ........................................................................  2,065,200(7)          7.4%
Fidelity Low Priced Stock Fund
Fidelity Management and Research Company
Edward C. Johnson 3d
Abigail P. Johnson
    82 Devonshire Street
    Boston, Massachusetts 02109

Wellington Management Company, LLP ...............................................  1,390,700(8)          5.0%
Wellington Trust Company, NA
    75 State Street
    Boston, Massachusetts 02109

---------------------------

(1) Unless otherwise indicated below, the persons named have sole voting and investment power, or joint voting and investment power with their respective spouses, over the number of shares of the Company's common stock shown as being beneficially owned by them, less the shares set forth in this footnote. The table includes the following shares that were acquirable within 60 days following March 15, 2005, by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift - 187,452; Mr. V. Swift - 82.433; Ms. Cannon - 2,000; Mr. Evans - 25,500; Mr. Galvin
      - 5,000; Mr. Matiuk - 2,000; Mr. Montgomery - 24,200; Mr. Smith - 36,000;
      Mr. T. Swift - 186,353; Mr. D'Amico - 118,800; Mr. Vincent - 120,832; Mr.
      Heckaman - 96,355; Mr. Kitterman - 103,048; and all executive officers and directors as a group - 1,119,159.

(2) Includes 59,400 shares held of record by a Texas family limited partnership in which Mr. Virgil Swift and his wife hold a 2% general partner interest. Mr. Virgil Swift and his wife are both general partners of the family limited partnership and, as such, they share voting and dispositive power as to the 59,400 shares held by the family limited partnership. Mr. Virgil Swift is deemed to beneficially own the 59,400 shares held by the partnership. Mr. Virgil Swift expressly disclaims beneficial ownership as to 4,455 of the shares held by the partnership.

(3)   Less than one percent.

(4) Mr. Smith disclaims beneficial ownership as to 1,000 shares held in a Roth IRA for the benefit of Mr. Smith's son.

(5) Based on a Schedule 13G dated February 10, 2005, filed with the SEC to reflect shares held at December 31, 2004, EARNEST Partners, LLC, is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E), and holds sole voting power as to 2,025,895 shares, shared voting power as to 1,003,857 shares, and sole dispositive power as to all 3,558,952 shares. No EARNEST Partners, LLC client's interest relates to more than five percent of the class.

(6) Based on a Schedule 13G dated February 9, 2005, filed with the SEC to reflect shares held at December 31, 2004, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company described in this schedule that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7) Based on a Schedule 13G dated February 14, 2005, filed with the SEC to reflect shares held at December 31, 2004, FMR Corp. has the sole power to vote 95,700 of such shares and the power to dispose of all 2,065,200 shares. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under
      Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,969,500 of the shares or 7.026% of the common stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"). One of the Fidelity Funds, Fidelity Low Priced Stock Fund, beneficially owns 1,718,700 shares or 6.132% of the common stock outstanding. Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity and the Fidelity Funds, each has sole power to dispose of the 1,969,500 shares.

      Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees.

      Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 95,700 shares or 0.341% of the Company's common stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive and voting power over these 95,700 shares.

      Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(8) Based on a Schedule 13G dated February 14, 2005, filed with the SEC to reflect shares held at December 31, 2004, the shares of common stock shown in the table are owned of record by clients of Wellington Management Company, LLP ("WMC"), an investment advisor. WMC reported that the percentage owned was 4.961%, which has been rounded up in the table, and that WMC had ceased to become a beneficial owner of 5.0%. WMC has shared power to vote 731,500 of the shares and shared power to dispose of 1,390,700 shares of common stock.

                               EXECUTIVE OFFICERS

         The Board appoints the executive officers of the Company annually. Information regarding Terry E. Swift, Chief Executive Officer, and Bruce H. Vincent, President and Secretary, is set forth above under "Election of Directors." Set forth below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.

         Joseph A. D'Amico, 56, was appointed Executive Vice President in August 2000 and was appointed Chief Operating Officer of the Company in February 2000. He was Senior Vice President of Exploration and Development of the Company from February 1998 to February 2000. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993, and Funds Manager from 1988, when he joined the Company, until 1992. Mr. D'Amico holds Bachelor of Science and Master of Science degrees in Petroleum Engineering and a Master's degree in Business Administration.

         Alton D. Heckaman, Jr., 48, was appointed Executive Vice President in November 2004 and Chief Financial Officer in August 2000. He previously served as Senior Vice President--Finance from August 2000 until November 2004. From May 1993 to August 2000, Mr. Heckaman served as Vice President and Controller, and from March 1986 to May 1993, he was Assistant Vice President--Finance of the Company. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a Bachelor's degree in Accounting.

         James M. Kitterman, 60, was appointed Senior Vice President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a Bachelor's degree in Petroleum Engineering and a Master's degree in Business Administration.

         James P. Mitchell, 51, was appointed Senior Vice President-Commercial Transactions and Land in February 2003. He previously served as Vice President-Land and Property Transactions from December 2001 to February 2003, and Vice President-Land from 1996 to 2001. Previously he had served successively as Manager of Land, Director of Land Acquisitions and Joint Venture Negotiations, and Coordinator of Land Acquisitions, having joined the Company in 1987. Mr. Mitchell holds a Bachelor's degree in History and Business Law.

         Victor R. Moran, 49, was appointed Senior Vice President and Chief Compliance Officer in November 2004, having previously served as Senior Vice President--Energy Marketing and Business Development from August 2000 until such appointment. From 1995 to August 2000, he served as Vice President--Natural Gas Marketing/Business Development, after previously serving as Director of Business Development since January 1992, when he joined the Company. Mr. Moran holds a Bachelor's degree in Government, a Master's degree in Business Administration, and a Juris Doctorate degree.

         David W. Wesson, 46, was appointed Controller in January 2001. He previously served as Assistant Controller--Reporting from April 1999 to January 2001, Manager--Reporting/Budget from October 1995 to April 1999, and Manager--Corporate Accounting/Budget from February 1990 to October 1995. He joined the Company as Senior Accountant in 1988. Mr. Wesson is a Certified Public Accountant and holds a Bachelor's degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of 2004) for the fiscal years ended December 31, 2004, 2003, and 2002.

                                                                                      LONG TERM              ALL OTHER
                                              ANNUAL COMPENSATION                    COMPENSATION       ANNUAL COMPENSATION
                                    ------------------------------------       -----------------------  -------------------
                                                        BONUS(1)                 COMMON
                                                  ----------------------         STOCK                    LIFE
          NAME AND                                                             UNDERLYING   RESTRICTED  INSURANCE    401(k)
   PRINCIPAL POSITION(2)    YEAR    SALARY ($)    CASH ($)     STOCK ($)        OPTIONS(#)   STOCK(#)    ($)(3)      ($)(4)
   ---------------------    ----    ----------    --------     ---------       -----------  ----------  ---------    ------

Terry E. Swift               2004     $495,000     $355,100        $0             35,528      18,000     $26,877     $10,250
Chief Executive Officer      2003      450,000      180,000        $0             40,000                  26,207      10,000
                             2002      400,000      120,000        $0             20,000                  24,870       8,500

Bruce H. Vincent             2004     $348,955     $196,700        $0             37,634       7,500     $27,294     $10,250
President and Secretary      2003      316,268       92,248        $0             36,171                  24,918      10,000
                             2002      277,424       57,700        $0             34,000                  33,099       8,500

Joseph A. D'Amico            2004     $333,485     $126,900        $0              9,700       6,700     $20,596     $10,250
Executive Vice President     2003      314,608       55,051        $0             20,000                  19,260      10,000
and Chief Operating          2002      302,504       45,800        $0             28,560                  23,036       8,500
Officer

Alton D. Heckaman, Jr.       2004     $275,220     $133,300        $0             15,255       5,900     $14,463     $10,250
Executive Vice President     2003      244,776       71,378        $0             27,370                  13,050      10,000
and Chief Financial Officer  2002      214,711       44,700        $0             26,000                  21,832       8,500

James M. Kitterman           2004     $275,443      $92,400        $0             28,060       4,600     $30,121     $10,250
Senior Vice President-       2003      259,852       62,857        $0             20,000                  28,880      10,000
Operations                   2002      245,165       46,900        $0             23,000                  27,459       8,500


-----------------------------------

(1) Bonus amounts reported for 2004, 2003, and 2002 include bonuses earned during those years but paid in the following year.

(2) In accordance with the terms of A. Earl Swift's employment agreement upon his retirement from his position as Chief Executive Officer in 2001, he began working half-time for the Company. His salary in 2004 was $330,972 and he also received the third of his five non-competition payments in the amount of $406,842. Additionally, he received a cash bonus of $150,000. The Company also paid $119,591 in insurance premiums for his benefit and contributed $10,250 to his 401(k) in 2004.

(3) Represents insurance premiums paid by the Company during the covered fiscal year with respect to life insurance for the benefit of the named executive officer.

(4) Contributions by the Company to the Swift Energy Company Employee Savings Plan (100% in Company common stock) for 2004, 2003, and 2002 for the account of the named executive officer.

EMPLOYMENT CONTRACTS

         A. Earl Swift's employment agreement was amended and restated in November 2000. During 2001, Mr. Swift stepped down as Chief Executive Officer and began working on a half-time basis. He may continue on a half-time basis through May 2006 on specific matters designated by the Board. During this five-year period, Mr. Swift's compensation is approximately one-half (i.e. $300,000) of his annual base compensation in 2001, with a 4% per annum inflation adjustment, plus any bonuses awarded by the Board. These amounts are also payable in one lump sum, discounted to present value, upon Mr. Swift's death or disability, which also triggers 100% vesting of all unexercised options, plus continuation of insurance for his spouse and minor children for a year. In the event of a change of control, Mr. Swift is to be paid a lump sum equal to the discounted present value of amounts payable during the remainder of the contract, plus a one-year continuation of medical and dental coverage, and a tax gross-up if such payments are deemed to be subject to "parachute payment" excise taxes. Mr. Swift's contract also provides for a payment of approximately $407,000 per year to Mr. Swift or his estate during each of the five years in consideration of Mr. Swift's agreement not to compete with the Company while he is receiving payments from the Company. These payments have been made for each of the years 2004, 2003, and 2002. Upon termination of Mr. Swift's employment during the contract term, other than for cause, Mr. Swift is entitled to receive continuation of his salary for a period of one year plus 4 weeks' salary for every year of service to the Company if he is then being employed and paid on a half-time basis, provided that salary payments are not to be made for more than five years after he begins his part-time status. Insurance coverage is to be continued while he is being paid, and all unexercised stock options held at such date are to become vested.

         Effective May 9, 2001, the Company entered into amended and restated employment agreements with Terry E. Swift, Bruce H. Vincent, Joseph A. D'Amico, Alton D. Heckaman, Jr., and James M. Kitterman, and on the same date entered into a new employment agreement with Victor R. Moran. Effective November 1, 2003, the Company also entered into an employment agreement with James P. Mitchell. All of the agreements provide for an initial three-year term, which is automatically extended for one year on May 9 of each year (such period, as so extended at any time, the "Contract Term"). These agreements provide for payment of certain amounts and continuation of medical benefits for one-half of the remainder of the Contract Term upon termination of employment other than for cause. The payment shall be equal to the executive's base salary in effect immediately prior to the termination date, plus one week's salary for every year of service to the Company, plus in the case of Messrs. T. Swift, Heckaman and Kitterman, certain amounts compounded at a rate of 8% per annum, representing amounts in lieu of Company contributions to a 401(k) plan for those periods of employment prior to adoption of such a plan by the Company. The agreements also provide for the continuation of medical benefits for one-half of the remainder of the Contract Term upon termination of employment other than for cause. The agreements can be terminated by the Company other than for cause only by a majority of the continuing directors who have been directors for two years or nominated for election by a majority of continuing directors. Upon employment termination in connection with or following a change of control, the executives are entitled to receive their salary that would have been paid for the remainder of the Contract Term, plus two weeks' salary for every year of service to the Company, plus in the case of Messrs. T. Swift, Heckaman and Kitterman, certain amounts compounded at a rate of 8% per annum, representing amounts in lieu of Company contributions to a 401(k) plan for those periods of employment prior to adoption of such a plan by the Company, and continuation of medical and dental insurance and universal life coverages for certain periods. Immediately prior to termination of employment, outstanding unexercised stock options vest or are deemed to have vested, and the executives retain such options with no change to their terms, except as to Messrs. Moran and Mitchell, for whom the only outstanding options that vest are those granted after the date of their respective employment agreement.

STOCK OPTION GRANTS IN 2004

         During 2004, the following stock options were granted to the named executive officers under the Company's stock compensation plans.

                                                                                                         GRANT DATE
                                            INDIVIDUAL GRANTS                                               VALUE
--------------------------------------------------------------------------------------------------      -------------
                                                % OF TOTAL OPTIONS
                                 NUMBER OF           GRANTED TO       EXERCISE OR                         GRANT DATE
                                  OPTIONS           EMPLOYEES IN      BASE PRICE        EXPIRATION      PRESENT VALUE
         NAME(1)                 GRANTED(2)         FISCAL YEAR         ($/SH)            DATE(2)           ($)(3)
---------------------------      ----------     -------------------   -----------       ----------      -------------
Terry E. Swift                      9,528             2.29%             $19.30          04/13/2006          $43,543
                                   26,000             6.25%             $25.18          11/08/2014         $281,320


Bruce H. Vincent                    8,660             2.08%             $20.04          06/13/2006          $42,694
                                    6,321             2.80%             $20.10          05/10/2006          $30,720
                                   10,800             2.60%             $25.18          11/08/2014         $116,856
                                    3,274             0.79%             $25.48          10/06/2006          $19,448
                                    2,670             0.64%             $27.80          12/26/2006          $17,916
                                      600             0.14%             $28.46          11/03/2007           $4,902

Joseph A. D'Amico                   9,700             2.33%             $25.18          11/08/2014         $104,954

Alton D. Heckaman, Jr.              1,541             0.37%             $21.21          12/07/2008          $12,590
                                    2,794             0.67%             $23.19          12/07/2008          $26,655
                                    2,075             0.50%             $23.85          12/26/2006          $14,546
                                      345             0.08%             $23.85          11/03/2007           $2,864
                                    8,500             2.04%             $25.18          11/08/2014          $91,970

James M. Kitterman                  6,748             1.62%             $18.80          04/06/2006          $29,894
                                   14,612             3.51%             $21.13          06/08/2006          $74,813
                                    6,700             1.61%             $25.18          11/08/2014          $72,494

-----------------------------

(1) A. Earl Swift, Chairman of the Board, received options to purchase 2,254 shares of the Company's common stock. Options for 528 shares, representing 0.13% of total options granted to employees in 2004, have an exercise price of $28.25, an expiration date of February 18, 2008, and a grant date present value of $4,572. Options for 1,726 shares, representing 0.42% of total options granted to employees in 2004, have an exercise price of $28.25, an expiration date of December 7, 2008, and a grant date present value of $16,898.

(2) Includes options granted as reloads pursuant to the terms of the 2001 Plan. Options that have an expiration date of less than ten years are reload options.

(3) Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value exchange-traded options. The stock options granted by the Company are long term, non-transferable and subject to vesting restrictions, while exchange-traded options are short term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model considers a number of factors, including the expected volatility of the stock, interest rates, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the following ranges of assumptions were used: daily volatility for common stock of 37.9% risk-free rate of return of 1.85% to 3.72% and actual number of years from grant date up to six years. In each case, the risk-free rate was based on an applicable government bond as of the grant date and no dividend yield. No adjustments were made for non-transferability or risk of forfeiture. The ultimate value of the option will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

         The following table contains information concerning the number of shares acquired and value realized from the exercise of options during 2004 and the number of unexercised options held by the named executive officers at December 31, 2004.


                                                               NUMBER OF SHARES OF
                                                             COMMON STOCK UNDERLYING            VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                                                 AT YEAR END 2004                AT YEAR END 2004(1)
                                SHARES                    ------------------------------- --------------------------------
                               ACQUIRED
                                  ON       VALUE(2)
          NAME                 EXERCISE    REALIZED       EXERCISABLE    UNEXERCISABLE   EXERCISABLE         UNEXERCISABLE
--------------------------     --------    --------       -----------    -------------   -----------         -------------
Terry E. Swift                  21,709     $235,086         154,325         111,528       $2,108,233           $904,082

Bruce H. Vincent                64,406     $823,816          96,102         103,234       $1,206,350           $994,174

Joseph A. D'Amico               21,560     $295,479         101,750          66,900       $1,232,129           $621,239

Alton D. Heckaman, Jr.          18,415     $268,075          87,466          74,255         $833,623           $723,104

James M. Kitterman              51,426     $616,105          87,700          70,260       $1,316,119           $718,431


---------------------------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the closing price of the Company's common stock at December 31, 2004, of $28.94 less the exercise price.

(2) Value Realized represents the difference between the exercise price of the options and the NYSE closing price on the exercise date for the Company's common stock received upon exercise.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2004, regarding shares outstanding and available for issuance under the Company's existing stock option and employee stock purchase plans:

                                                                 (a)                      (b)                         (c)
                                                                                                             NUMBER OF SECURITIES
                                                                                                           REMAINING AVAILABLE FOR
                                                        NUMBER OF SECURITIES       WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                                         TO BE ISSUED UPON         EXERCISE PRICE OF         EQUITY COMPENSATION
                                                            EXERCISE OF               OUTSTANDING              PLANS (EXCLUDING
                                                        OUTSTANDING OPTIONS,       OPTIONS, WARRANTS       SECURITIES REFLECTED IN
     PLAN CATEGORY                                      WARRANTS AND RIGHTS           AND RIGHTS                 COLUMN (a))
     -------------                                      -------------------        -----------------       -----------------------
Equity compensation plans approved by security holders       2,998,668                $    18.51                   334,913
Equity compensation plans not approved by security
  holders                                                          -0-                $      -0-                        --
                                                            ----------                ----------                 ---------
         TOTAL                                               2,998,668                $    18.51                   334,913(1)
                                                            ==========                ==========                 =========


-----------------------------

(1) Includes 245,635 shares remaining available for issuance under employee stock purchase plans, 28,043 under the 2001 Stock Plan, and 61,235 under the 1990 Nonqualified Plan that will no longer be available for issuance upon approval of the 2005 Plan.



RELATED PARTY TRANSACTION

         During 2004, the Company received research, technical writing, publishing, and website-related services from Tec-Com Inc., a corporation located in Knoxville, Tennessee, and controlled by the sister of the Company's Chairman and Vice Chairman of the Board. The sister and brother-in-law of Messrs. E. Swift and V. Swift also own a substantial majority of Tec-Com. For the fiscal year ended December 31, 2004, the Company paid approximately $0.4 million to Tec-Com for such services pursuant to the terms of the contract between the parties. The contract was renewed as of June 30, 2004, with its term to expire June 30, 2007. The Company believes that the terms of this contract are consistent with third parties that provide similar services.

                          COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

         The Board first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of non-employee directors and has set executive compensation since that time. Since 1987, when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

         Philosophically, the Compensation Committee and the Company's founding Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

         Since late 1989, the bonus formula for the Chief Executive Officer has been based upon earnings per share and growth in oil and gas reserves, as described in detail below. Since 1995, the criteria also have reflected the importance of cash flow to the Company and the Company's increased emphasis on exploration and drilling activities to achieve growth in probable reserves, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, the bonus formula in the Swift Energy Company 2001 Omnibus Stock Compensation Plan (the "2001 Plan"), which was adopted by the Shareholders at the 2001 Annual Meeting and was in effect with respect to compensation in 2004, provides for bonuses based upon year-to-year increases in earnings per share, cash flow per share, proved reserves and probable reserves and an assessment of the individual's contribution over the course of the year.

         During 2003, the Compensation Committee adopted a new charter, which additionally provided for the Compensation Committee to evaluate and make recommendations as to the compensation of the Company's directors.

REVIEW AND EVALUATION OF COMPENSATION PRACTICES

         The Compensation Committee continued to take measures during 2004 to implement various recommendations received during 2003 from the independent consulting group, The Delves Group, which the Board had retained to work with management and the Compensation Committee to examine the compensation practices for its top executive team and directors and to make recommendations with regard to alignment with competitive and best practices. The Delves Group is a consulting firm with expertise in measuring performance, setting goals, and designing effective pay and incentive systems. Additional review and studies were conducted during 2004 by the Compensation Committee based in part on recommendations from The Delves Group, as well as at the request of the Chairman of the Board.

DIRECTOR COMPENSATION

         Under the Company's Principles for Corporate Governance, management of the Company is directed to report annually to the Compensation Committee on the amount and composition of the compensation of the Company's directors in relation to the compensation of directors of peer companies. Data relating to director compensation of twelve of the Company's peers was collected, analyzed, and presented to the Compensation Committee by management. The peer group was chosen based on companies of a similar size and business of the Company with available data. Consideration was given to the fact that the data was based on information provided during 2004 and that it was widely acknowledged that many companies were in the process of increasing director compensation based on the increased duties and responsibilities placed on directors by the Sarbanes Oxley Act of 2002.

Management also presented, after consulting with outside legal counsel, the form of equity consideration currently being provided to directors. Based on management's review and analysis of this data, management recommended that Board cash compensation be increased and that the Board authorize management to take the necessary steps to implement a new stock plan for providing restricted stock on an annual basis to directors.

         Because of the continuing increased demands on the time required from its directors due to the heightened corporate governance environment, the Compensation Committee recommended and the Board of Directors approved an increase in the cash compensation portion of director compensation, effective October 1, 2004, from an aggregate amount of $39,750 for a full year of service on the Board and service on one or more committees of the Board to $45,000. Also because of the even greater increase in the duties and responsibilities of the Board's committee chairmen, it was determined that the Chairman of the Audit Committee would receive an additional $12,000 per year based on a minimum of four meetings per year, and that the Chairmen of the Corporate Governance and Compensation Committees would receive an additional $6,000, based on a minimum of two meetings per year. Previously, the Chairmen received no additional compensation.

EXECUTIVE COMPENSATION CRITERIA AND PERFORMANCE MEASUREMENT

         The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long-term stock-based incentives.

         BASE SALARY for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) the range paid by comparably sized oil and gas exploration and production companies, based in part upon annual surveys provided by outside consultants on independent oil and gas companies with similar market capitalizations (the "Compensation Surveys"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserves growth, and cash flow. Annual individual performance evaluations includes each executive's review of his own performance throughout the year and a performance review and compensation recommendation by the Company's Chief Executive Officer, both of which are then reviewed and acted upon by the Compensation Committee.

         The Compensation Surveys include companies in common with the Dow Jones Oil U.S. Exploration & Production Index (the "Index"), used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Surveys are used by the Company for purposes of executive compensation comparison because they constitute a broader group than the group of companies included in the Index, and because the Compensation Surveys are comprised of companies somewhat closer in size and line of business to the Company than some of the companies included in the Index. The Index was selected in accordance with SEC rules solely for shareholder return comparison purposes because it is a published industry index.

         ANNUAL INCENTIVE BONUSES for a particular year are awarded after the end of that year, based on both individual and Company performances during that year. Under the 2001 Plan, bonuses are awarded in the form of Performance Bonus Awards, which may be in cash, in shares of the Company's common stock or a combination thereof, as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined utilizing the following factors or metrics, including both financial metrics and operating metrics: (i) the increase in earnings per share during that year; (ii) the increase in the cash flow per share during that year ((i) and (ii) representing measures of short-term performance); (iii) the increase in the volume of the Company's proved oil and gas reserves during that year; and
(iv) the increase in the volume of the Company's probable oil and gas reserves during that year ((iii) and (iv) representing measures of long-term performance).

These four factors are each given a one-sixth weighting. The remaining factor with a one-third weighting is subjective and measures individual performance of that executive officer in contributing to either the Company's overall achievement of its strategic objectives, or the achievement of the objectives of the executive's department or group within the Company. At the beginning of each year, target levels are assigned and individual officers are assigned a percentage for each metric for which his performance will be weighted. Success in these five areas is then measured against maximum target bonus ranges as percentages of base salaries.

         In determining Performance Bonus Awards for 2004 (determined and paid in cash during February 2005), the Committee considered all of the above factors in determining bonuses awarded. The Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

         LONG-TERM STOCK-BASED INCENTIVES are provided through grants of incentive stock options and restricted stock, usually on an annual basis, to executives and others under the 2001 Plan. Restricted Stock was granted under the 2001 Plan as long-term incentive compensation for executives for the first time in November of 2004. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at the prevailing market price. Grants have always vested in equal amounts over five years. The shares of restricted stock granted in November 2004 also will vest in equal amounts over five years.

         The Compensation Committee determines a total number of options and/or shares of restricted stock to be granted in any year based on the total number of outstanding unexercised options, so as to avoid excessive dilution of the shareholders' value in the Company through option exercises or restricted stock grants. Out of the number so determined, options and/or shares of restricted stock are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding performance by an executive officer may be recognized through a larger than normal option grant or restricted stock award. Additionally, the metrics described under "Executive Compensation Criteria and Performance Measurement--Annual Incentive Bonuses" above are also used to determine an executive officer's long-term stock based incentive award.

         The Company believes that its compensation policy described above provides an excellent link between the value created for shareholders and the compensation paid to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Base Salary. The Chief Executive Officer's base salary in 2004 was $495,000, which included his service as President of the Company until November 2004. This was compared to his base salary of $450,000 and $400,000 in 2003 and 2002, respectively, for his service as President and Chief Executive Officer of the Company. The Compensation Committee's determination was based on the factors described above. See "Executive Compensation Criteria and Performance Measurement--Base Salary."

         Bonus. In determining the Chief Executive Officer's bonus, the Compensation Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Compensation Committee does not observe and supervise such performance on a day-to-day basis. Terry E. Swift received a bonus of $355,100 in cash for his service during 2004 as Chief Executive Officer and through November 2004 as President of the Company. This was compared to his cash bonuses of $180,000 and $120,000 in 2003 and 2002, respectively, for his service in the same positions.

         Stock Awards. In 2004, the Company granted the Chief Executive Officer 18,000 shares of restricted stock and options to purchase 35,528 shares of the Company's common stock, on the basis explained above under "Executive Compensation Criteria and Performance Measurement--Long-Term Stock-Based Incentives."

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) generally limits deductions for compensation paid to any employee in excess of $1.0 million per year. The Compensation Committee determined to address this issue for 2005 in the proposed Swift Energy Company 2005 Stock Compensation Plan. Because amounts of compensation paid to certain executive officers may be subject to the limitations on deductibility by the Company under Section 162(m) of the Internal Revenue Code, the proposed 2005 plan provides that any such executive officer may not receive a grant in any given calendar year of awards covering or measured by more than 100,000 shares of the Company's common stock. Further, acceleration of vesting or exercisability of awards held by those executive officers can only be related to their death, disability, termination of employment upon retirement, or a change of control, as defined in the proposed plan.

                                       COMPENSATION COMMITTEE

                                       Clyde W. Smith, Jr., Chairman
                                       Raymond E. Galvin
                                       Greg Matiuk
                                       Henry C. Montgomery

                  PROPOSAL 2--APPROVAL OF SWIFT ENERGY COMPANY
                          2005 STOCK COMPENSATION PLAN

         On March 23, 2005, the Board, subject to approval by the shareholders of the Company, adopted the 2005 Stock Compensation Plan (the "2005 Plan") to replace the 2001 Stock Compensation Plan (the "2001 Plan"). Between 625,000 and 900,000 shares of the Company's common stock will be reserved for issuance of awards under the 2005 Plan, depending upon whether stock options or "full-value" awards are granted, respectively, as discussed below. The 900,000 shares represent approximately 3.2% of the Company's issued and outstanding shares as of the record date, March 21, 2005 of 28,094,517. The purpose of the 2005 Plan is to promote and advance the interests of the Company by aiding the Company in hiring, retaining and rewarding qualified employees, attracting and retaining outstanding directors, and increasing managerial and key employees' interest in the growth and financial success of the Company by offering stock options and stock and cash bonus incentives based on performance.

         As of December 31, 2004, there were 2,998,668 options outstanding under the 2001 Plan and its predecessor, the 1990 Stock Compensation Plan, with exercise prices ranging from $7.00 to $41.00 per share, with a weighted average exercise price of $18.51. At that same date, the closing price of our common stock on the NYSE was $28.94 per share. Of the total outstanding stock options as of December 31, 2004, there were 1,542,571 options exercisable. At that same date, there were 24,807 shares remaining and reserved for future issuance of awards under the 2001 Plan. Upon approval of the 2005 Plan by the Company's shareholders, the 2001 Plan will no longer be used for new grants of awards (other than for reload options granted upon a Participant tendering to the Company an equal number of shares in order to exercise an already outstanding option), and then issued stock options will remain outstanding until exercised or they expire by their terms, which may be up to ten years from the date of grant.

SUMMARY OF THE 2005 PLAN

         The 2005 Plan authorizes the Company to grant various awards ("Awards") to directors, officers, and other key employees of the Company or its subsidiaries, including incentive stock options ("ISOs"), nonqualified stock options ("NSOs"), "reload" options ("Reload Options"), stock appreciation rights ("SARs"), restricted stock grants ("Restricted Stock Grants"), restricted unit grants ("Restricted Unit Grants") and performance bonus awards ("Performance Bonus Awards").

        ADMINISTRATION. The Compensation Committee of the Board (the "Compensation Committee") will have sole authority to construe and interpret the 2005 Plan, to select participants ("Participants"), to grant Awards and to establish the terms and conditions of Awards. The Compensation Committee is allowed to give the Company's chief executive officer specifically limited written authority to grant Awards to new employees.

         ELIGIBILITY. Any employee of the Company or its subsidiaries, including any officer or employee-director, any consultant, and the non-employee directors of the Company (currently approximately 310 individuals), are eligible to receive various Awards under the 2005 Plan.

         SHARES SUBJECT TO 2005 PLAN. The maximum number of shares of common stock in respect of which Awards may be granted under the 2005 Plan (the "Plan Maximum") is 900,000 shares in a "fungible pool" of shares, plus shares covered by previous awards granted prior to May 10, 2005 under any prior long-term incentive plan which awards are forfeited or cancelled. That pool of shares will be reduced by one share for every stock option, which is granted, and will be reduced, by 1.44 shares for every "full-value" Award, which is granted. "Full-value" Awards consist of Restricted Stock Grants, Restricted Unit Grants and SARs. Thus, if only stock options are granted, options covering up to 900,000 shares may be granted; if only "full-value" Awards are granted, Awards covering only 625,000 shares may be granted.

If both stock options and "full-value" awards are granted under the 2005 Plan, the number of shares which can be covered by Awards will fall somewhere between 625,000 shares and 900,000 shares, depending upon the ultimate mix of stock options and "full-value" Awards which are granted under the 2005 Plan. ISOs cannot be granted under the 2005 Plan covering more than 875,000 shares ("ISO Limit"). The reserved share numbers (and the share numbers constituting the Plan Maximum, ISO Limit and Named Executive Officer limits) are subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, merger, consolidation or other change in capitalization of the Company affecting its common stock.

         TERM. The 2005 Plan will terminate on May 10, 2015 unless sooner terminated by the Board, except with respect to Awards then outstanding.

         AMENDMENT. The Board may amend the 2005 Plan at any time, except that
(i) the Board must obtain shareholder approval to make any amendment that would increase the total number of shares reserved for issuance (except for adjustments necessary to reflect changes in capitalization), materially modify eligibility requirements or materially increase the benefits accruing to Participants, result in the repricing of Awards already issued, materially extend the term of the plan, increase the maximum number of shares covered by Awards to Named Executive Officers, and (2) certain amendments are altogether prohibited (e.g., any amendment that would impair a Participant's vested rights).

        INCENTIVE STOCK OPTIONS. Options designated as ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), together with the regulations promulgated thereunder, may be granted under the 2005 Plan up to the ISO Limit. To the extent that any portion of an ISO that first becomes exercisable by any Participant during any calendar year exceeds the $100,000 aggregate fair market value limitation of Section 422(d) of the Code, or such other limit as may be imposed by the Code, such excess portion shall be treated as a validly granted NSO. ISOs shall be exercisable for such periods as the Compensation Committee shall determine, but in no event for a period exceeding ten years or, for Participants who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("10% Shareholders"), five years.

        NON QUALIFIED STOCK OPTIONS. NSOs may be granted for a stated number of shares of common stock and will be exercisable for such period or periods, as the Compensation Committee shall determine. Holders of NSOs may elect to have the Company withhold from shares to be delivered upon exercise of an NSO, shares whose fair market value satisfies withholding taxes attributable to the exercise of the NSOs, and if shares are delivered for this purpose, the Committee, in its sole discretion, may grant replacement NSOs in the form of Reload Options (see below) in the amount of some or all of the shares delivered to satisfy the withholding tax obligation.

        EXERCISABILITY. ISOs and NSOs will become exercisable in installments as determined in its sole discretion by the Compensation Committee, although it is generally anticipated in keeping with past Company practice that such options may be exercised as to 20% installments on each of the first five anniversary dates of the date of grant or such other period as may be designated by the Compensation Committee. The exercise price for options may be paid in cash or by delivery of shares of common stock already owned by the Participant for more than six months and having a market value equal to the exercise price.

         OPTION EXERCISE PRICES. Stock options may only be issued at an exercise price that is at least one hundred percent (100%) of the fair market value of the common stock on the date of grant, and ISOs granted to 10% Shareholders must have an exercise price of at least one hundred ten percent (110%) of the fair market value of the common stock on the date of grant. The 2005 Plan provides that the option exercise price may be paid in cash, by check, by cash equivalent, by a broker assisted exercise, with shares of common stock (but only where acceptable to the Compensation Committee and only with shares owned for six months), or a combination of the above.

         TERMINATION OF AWARDS. Unless otherwise provided in an Award or the 2005 Plan, Awards will terminate (i) three months following the holder's termination of employment by the Company except for death, disability, retirement or upon a Change of Control, (ii) on the first-year anniversary of a Participant's death or disability or (iv) on the tenth-year anniversary of the date of grant.

         RELOAD OPTIONS. Under the 2005 Plan, unless otherwise provided in a Participant's stock option agreement, whenever a Participant holding an ISO or NSO exercises an option (the "Original Option") and pays part or all of the exercise price by tendering shares of common stock (a "stock-for-stock exercise"), the Participant will automatically receive a "Reload Option" which provides that Participant an option to purchase the exact number of shares tendered in the stock-for-stock exercise at an exercise price equal to the fair market value of such shares at the date of grant of such Reload Options, which date of grant will be the date of the notice of exercise of the Original Option. Reload Options are not exercisable after the later of the expiration of the option term of the Original Option or two years following the date of grant of the Reload Option. Except as described above, the terms and conditions of Reload Options will be identical to the terms and conditions of the related Original Options. Reload Options are designed to encourage stock-for-stock exercises by Participants, without necessarily diluting a Participant's percentage ownership of the Company's common stock or the Company's outstanding common stock.

         LIMITATION ON OPTIONS AND AWARDS TO NAMED EXECUTIVE OFFICERS. Because amounts of compensation paid to Named Executive Officers are subject to the limitations on deductibility by the Company under Section 162(m) of the Code, to insure deductibility the Plan provides that such Named Executive Officers may not receive a grant in any given calendar year of Awards covering or measured by more than 100,000 shares of the Company's common stock. Further, acceleration of vesting or exercisability of Awards held by Named Executive Officers can only be related to their death, disability, termination of employment upon retirement, or a Change of Control.

         TRANSFERABILITY. The Compensation Committee may allow transfer of Awards to family members, trusts and partnerships for their benefit or owned by them, or to charitable trusts. Awards held by transferees are subject to the same restrictions and forfeiture upon termination of employment applicable to the original holder of the Award. ISOs are not transferable except by will or the laws of descent and distribution.

         CHANGE OF CONTROL. In the event of a change of control of the Company as described in the 2005 Plan, all stock options and SARs outstanding shall become fully vested and fully exercisable (other than certain options granted within a year prior to the change of control), and all restrictions and conditions of Restricted Stock Grants and Restricted Unit Grants outstanding shall be deemed to be satisfied, unless the Board expressly provides otherwise. A "change of control" occurs upon: (i) any person or group becoming the beneficial owner of shares with 40% or more of the votes that may be cast for the election of directors; (ii) persons who were directors of the Company immediately prior to a cash tender offer, exchange offer, merger, sale of assets or contested election cease to constitute a majority of the Board; (iii) the shareholders of the Company approve a transaction in which the Company ceases to be an independent publicly owned corporation or approve the sale of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of the Company's common stock (other than by the Company) and shares are acquired thereunder.

         In connection with a Change in Control, the Compensation Committee may also cash out Awards at the higher of the highest price for shares of the Company's common stock in reported NYSE trading or the highest price paid in any bona fide transaction related to a Change in Control. The 2005 Plan also contains provisions, which create a mechanism for a conditional exercise in certain change of control transactions pending a cancellation of vested unexercised options.

         STOCK APPRECIATION RIGHTS. Under the 2005 Plan, the Compensation Committee may grant an Award of SARs that entitle a Participant to receive the excess (if any) of the fair market value of a share of common stock on the date of exercise of the SAR, over the fair market value of a share of common stock on the date of grant of the SAR ("Spread"). The Spread may only be paid in shares having a fair market value on the date of payment equal to the Spread. The Compensation Committee may establish procedures for exercise and restrictions regarding the dates on which SARs may be exercised, and subject to the other provisions of the 2005 Plan, a SAR shall not be exercisable before the first anniversary date of the date of grant.

         STOCK GRANTS, RESTRICTED STOCK GRANTS AND RESTRICTED UNIT GRANTS. The Compensation Committee may in its discretion grant shares of common stock to a Participant with or without restrictions, vesting requirements or other conditions. A Restricted Stock Grant is an Award of shares of the Company's common stock that does not vest until certain conditions established by the Compensation Committee have been satisfied. Restricted Awards must provide for vesting of such Awards over at least a three-year period, unless specifically determined otherwise by the Compensation Committee, or a one-year period if the Restricted Award is performance based ("Restriction Period"). A Restricted Unit Grant is an Award of "units" subject to similar vesting conditions, each unit having a value equal either to a share of common stock or the amount by which a share of common stock appreciates in value between the date of grant and the date at which any restrictions lapse. During the Restriction Period, a Participant may vote and receive dividends on the shares of common stock awarded pursuant to a Restricted Stock Grant, but may not sell, assign, transfer, pledge or otherwise encumber such shares. During the restricted period, the certificates representing Restricted Awards will bear a restrictive legend and will be held by the Company, or will be recorded on the books of the Company's stock transfer agent, but not issued to the Participant until the restrictions on the shares covered by the Restricted Award lapse. When the Restriction Period expires or the restriction with respect to installments of shares lapses, the Participant is entitled to receive (i) with respect to a Restricted Stock Grant, shares of common stock free and clear of restrictions on sale, assignment, transfer, pledge or other encumbrances, or (ii) with respect to a Restricted Unit Grant, payment for the value of the units.

         RESTRICTED AWARDS FOR NON-EMPLOYEE DIRECTORS. Under the Plan, non-employee directors cannot receive any Award except the Restricted Awards described in this paragraph. Under the Plan, commencing May 11, 2005 and in subsequent years on the date following the annual meeting election of directors, each non-employee director will receive a Restricted Award consisting of that number of shares of Company common stock determined by dividing $100,000 by the closing price of a share of common stock on the date of the Award, payable only in installments as described below. The restrictions on non-employee directors' Restricted Awards shall lapse on the date of the next annual meeting of shareholders following the grant date, and each Restricted Award shall vest ratably in three equal installments, one-third on the date of each of the three successive annual meetings of shareholders following the grant date; provided that following the date of such initial lapse of restrictions, if a non-employee director's service as a director terminates and the non-employee director is in good standing as determined in the sole discretion of our board of directors, then the Restricted Award of that non-employee director shall vest immediately. Prior to the date of such initial lapse of restrictions, no vesting shall occur upon a non-employee director's termination of service (other than by death or disability, in which cases all Restricted Awards shall vest immediately).

         PERFORMANCE BONUS AWARDS. The Compensation Committee in its sole discretion may award Participants a Performance Bonus Award in the form of cash or shares of common stock, or a combination thereof, on such terms and conditions as the Compensation Committee designates. Performance Bonus Awards will be based upon evaluation of a variety of performance factors. Performance factors are to be determined prior to the period of performance, which shall be not less than one year, and may include (i) increases in earnings, earnings per share, EBITDA, revenues, cash flow, return on equity or total shareholder return, (ii) year-end volumes of proved oil and gas reserves and/or year-end probable reserves, (iii) yearly oil and gas production, (iv) share price performance, (v) relative technical, commercial and leadership attributes, or
(vi) similar performance factors.

If a Performance Bonus Award is paid in whole or in part in shares of common stock, the number of shares shall be determined based upon the NYSE closing price-based "Fair Market Value" of such shares. Performance Bonus Awards are subject to terms and conditions set by the Committee in its sole discretion.

FEDERAL INCOME TAX CONSIDERATIONS

         Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to Awards made under the 2005 Plan.

         EXERCISE OF INCENTIVE STOCK OPTION AND SUBSEQUENT SALE OF SHARES

         A Participant who is granted an ISO does not realize taxable income at the time of the grant or at the time of exercise. If the Participant makes no disposition of shares acquired pursuant to the exercise of an ISO before the later of two years from the date of grant or one year from such date of exercise ("statutory holding period"), any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss). Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

         However, if the Participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a Participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price, or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income. Finally, in addition to the ordinary income described above, the Participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, which shall be long-term or short-term capital gain depending on the Participant's post-exercise holding period for such shares.

         To the extent a Participant pays all or part of the exercise price of an ISO by tendering previously acquired common stock owned by such Participant, the tax consequences described above generally will apply to such exchange. However, if a Participant exercises an ISO by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements described above have not been satisfied with respect to the surrendered stock. The consequence of such a disqualifying disposition is that the Participant may recognize ordinary income at that time.

         Notwithstanding the favorable tax treatment of ISOs for regular tax purposes, as described above, for alternative minimum tax purposes, an ISO is generally treated in the same manner as an NSO. Accordingly, a Participant must generally include as alternative minimum taxable income for the year in which an ISO is exercised, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares. However, to the extent a Participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the Participant's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the Participant's calculation of alternative minimum taxable income in such calendar year.

         EXERCISE OF NON-QUALIFIED STOCK OPTION AND SUBSEQUENT SALE OF SHARES

         A Participant who is granted an NSO does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the Participant is considered supplemental wages and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income.

         Upon the subsequent disposition of shares acquired through the exercise of an NSO, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the Participant's post-exercise holding period for such shares.

         To the extent a Participant pays all or part of the exercise price of an NSO by tendering shares of common stock previously owned by the Participant, the tax consequences described above generally would apply. However, the number of shares received upon exercise of such option equal to the number of shares surrendered in payment of the exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period, which commences on the date of the exercise.

         LAPSE OF RESTRICTIONS ON RESTRICTED STOCK AND SUBSEQUENT SALE OF SHARES

         When the restrictions on a restricted Award lapse, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is considered supplemental wages and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the Participant's holding period for such shares after their restrictions lapse.

         Under Section 83(b) of the Code, a Participant who receives an award of restricted stock may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock. Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long term or short term depending on the post-grant holding period of such shares. If, after making the election, a Participant forfeits any shares of restricted stock, or sells restricted stock at a price below its fair market value on the date of grant, such Participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

         STOCK APPRECIATION RIGHTS, AND PERFORMANCE AWARDS

         A Participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such Participant.

         A Named Executive Officer who has been awarded a Performance Bonus Award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the Award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such Participant.

         The ordinary income recognized by a Participant in connection with a SAR or Performance Bonus Award is considered supplemental wages and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income.

         To the extent, if any, that shares are delivered to a Participant in satisfaction of either the exercise of a SAR, or the payment of a Performance Bonus Award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant's post-delivery holding period for such shares.

BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares represented at the annual meeting in person or by proxy is needed to approve the 2005 Plan. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote the proxies for the approval of the 2005 Plan. The Board believes that such approval is essential to enable the Company to continue to attract and retain qualified employees and directors. The Board supports management's belief that the approval of the proposed 2005 Plan will contribute to the continuation of the Company's history of employee longevity, as the Company's stock compensation plans have done in the past.

================================================================================

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE SWIFT ENERGY COMPANY 2005 STOCK COMPENSATION PLAN.

================================================================================

                             AUDIT COMMITTEE REPORT

         During fiscal 2004, Messrs. Montgomery, Evans, Smith, and Ms. Cannon served on the Audit Committee. Each of Messrs. Montgomery, Evans, Smith, and Ms. Cannon met the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an "independent director" as defined in Section 303A of the NYSE's Listing Standards. Each of Messrs. Montgomery and Smith and Ms. Cannon meets NYSE's financial knowledge requirements and each was designated by the Board of Directors as an "audit committee financial expert" under SEC rules. Due to the Board's policy related to the age of directors, Mr. Evans is not standing for re-election to the Board of Directors of the Company and his term will expire at the 2005 Annual Meeting.

         The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NYSE. The charter is available on the Company's web site at www.swiftenergy.com. As more fully described in its charter, the Audit Committee is responsible for overseeing the Company's accounting and financial reporting processes, including the quarterly review and the annual audit of the Company's consolidated financial statements and internal control over financial reporting by Ernst & Young LLP, the Company's independent registered public accounting firm. As part of fulfilling its responsibilities, the Committee spent a significant amount of time during 2004 conferring with management and Ernst and Young LLP, the Company's independent registered accountants, and overseeing management's year long compliance efforts with Section 404 of the Sarbanes-Oxley Act of 2002.

         The Audit Committee also reviewed and discussed the audited consolidated financial statements for fiscal 2004 with management and Ernst & Young and discussed those matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, with Ernst & Young. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Statement No. 1 (Independence Discussions with Audit Committee) from Ernst & Young and discussed that firm's independence with representatives of the firm.

         Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management, the internal audit function and Ernst & Young, the Audit Committee recommended that the Board of Directors include the Company's consolidated financial statements for the fiscal year ended December 31, 2004, in the Company's Annual Report on Form 10-K filed with the SEC along with the auditors' report, which report dated March 11, 2005, expressed an unqualified opinion thereon.

         No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

                                      AUDIT COMMITTEE

                                      Henry C. Montgomery, Chairman
                                      Deanna L. Cannon
                                      G. Robert Evans
                                      Clyde W. Smith, Jr.

                     INDEPENDENT AUDITORS, SERVICES AND FEES

         Ernst & Young LLP, certified public accountants, began serving as the Company's independent auditor in early 2002. A representative from Ernst & Young LLP will be present at this year's Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

         The following table presents fees and expenses billed by Ernst & Young LLP for its audit of the Company's annual consolidated financial statements and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2004 and 2003, and for its audit of internal control over financial reporting for 2004 and for other services provided by Ernst & Young LLP. The increase in the amount of audit fees from 2003 to 2004 relates primarily to work associated with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The amounts provided for 2004 are estimates.

                                                               2004               2003
                                                            ----------          --------
                    Audit Fees                              $2,296,000          $483,700
                    Audit-Related Fees                          26,300            19,500
                    Tax Fees                                   257,900           181,500
                    All Other Fees                                 -0-               -0-
                                                            ----------          --------
                             TOTALS                         $2,580,200          $684,700
                                                            ==========          ========


         The audit-related assistance and services generally consisted of limited scope audits performed in connection with the Company's Employee Savings Plan and Employee Stock Option Plan for both years. The tax services provided generally consisted of compliance, tax advice, and tax planning services generally consisted of U.S., federal, state, local, and international tax planning, compliance and advice, and expatriate and executive tax services.

PRE-APPROVAL POLICIES AND PROCEDURES

         The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any professional services to be provided by the Company's independent auditors, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditors), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditors. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. All of the services described above for 2004 and 2003 were pre-approved by the Audit Committee before Ernst & Young LLP was engaged to render the services.

          PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

         The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and internal control over financial reporting for 2005. Ernst & Young has served as the Company's independent auditor since early 2002.

         Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company's independent auditors. However, the appointment is being submitted for ratification at the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if stockholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests.

================================================================================

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR.

================================================================================

                               PERFORMANCE GRAPH

         The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones U.S. Exploration & Production Index, with "Cumulative total return" equaling (i) the change in share price during the measurement period plus cumulative dividends (of which, in accordance with its dividend policy, the Company has paid none) for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG SWIFT ENEREGY COMPANY, THE S&P 500 INDEX
              AND THE DOW JONES US EXPLORATION & PRODUCTION INDEX






                               [PERFORMANCE GRAPH]






*100 invested on 12/31/99 in stock or index-including reinvestment of dividends.
 Fiscal year ending December 31.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm


                                                             CUMULATIVE TOTAL RETURN
                                              ---------------------------------------------------------
                                               12/99     12/00      12/01     12/02     12/03     12/04
SWIFT ENERGY COMPANY                          100.00    327.17     175.65     84.09    146.52    251.65
S & P 500                                     100.00     90.89      80.09     62.39     80.29     89.02
DOW JONES US EXPLORATION & PRODUCTION         100.00    159.71     146.63    149.81    196.34    278.55

                              SHAREHOLDER PROPOSALS

         Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy materials for the annual meeting of the shareholders of the Company to be held in 2006 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to Bruce H. Vincent, Secretary, 16825 Northchase Drive, Houston, Texas 77060 no later than November 28, 2005. Further, a shareholder may not submit a matter for consideration at the 2006 Annual Meeting, unless the shareholder shall have timely complied with the requirements in the Company's Bylaws. The Bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A notice given pursuant to this advance notice Bylaw will not be timely with respect to the Company's 2006 annual meeting unless duly given by no later than March 11, 2006, and no earlier than February 9, 2006.

         The Corporate Governance Committee will consider shareholder recommendations of individuals for membership on the Board, upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. The recommendation must state the name, age, business address, and residence address of the recommended nominee and any other information required to be disclosed in the Company's proxy statement by rules promulgated by the SEC. Additionally, the recommendation must include the name and address of the shareholder and the number of shares of the Company's securities that the shareholder beneficially owns and the period for which the shareholder has held such shares.

         With respect to business to be brought before the 2005 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Typically the Chairman of the Corporate Governance Committee presides at executive sessions of the independent directors of the Board of Directors. Any communications that shareholders may wish to send to the Board of Directors may be directly sent to the Chairman of the Corporate Governance Committee at the following address:

                              Chairman of the Corporate Governance Committee Swift Energy Company
                              c/o CCI
                              P. O. Box 561915
                              Charlotte, NC  28256

         Historically, the Company's annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders. However, with the increased responsibilities and time requirements in connection with the Board meeting, the Board's annual meeting is now held the week before the shareholders' annual meeting. Therefore, the Company does not have a policy with regard to Board members' attendance at its annual meetings of shareholders. Although many of the members of the Board will attend the 2005 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions.

                           FORWARD LOOKING STATEMENTS

         The statements contained in this proxy statement that are not historical are "forward-looking statements," as that term is defined in Section 21E of the Exchange Act, that involve a number of risks and uncertainties. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as future net revenues from production and estimates of oil and gas reserves. These forward-looking statements are based on assumptions that the Company believes are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

         o fluctuations of the prices received or demand for crude oil and natural gas over time;

         o  geopolitical conditions or hostilities;

         o  uncertainty of reserves estimates;

         o  operating hazards;

         o  unexpected substantial variances in capital requirements;

         o  currency rate fluctuations with regard to the New Zealand dollar;

         o  environmental matters; and

         o  general economic conditions.

         Other factors that could cause actual results to differ materially from those anticipated are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Company will not update these forward-looking statements unless the securities laws require the Company to do so.

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE ANY SHAREHOLDER OF THE COMPANY AT NO CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2004 AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, BUT WITHOUT EXHIBITS. DIRECT REQUESTS SHOULD BE MADE BY MAIL TO SWIFT ENERGY COMPANY, ATTENTION: SCOTT ESPENSHADE, DIRECTOR OF CORPORATE DEVELOPMENT AND INVESTOR RELATIONS, 16825 NORTHCHASE DR., SUITE 400, HOUSTON, TEXAS 77060; BY TELEPHONE AT (713) 874-2700 OR (800) 777-2412; OR BY EMAIL TO
INFO@SWIFTENERGY.COM.

                                     GENERAL

         The information contained in this proxy statement in the sections entitled "Proposal-Election of Directors," "Proposal 2-Approval of Swift Energy Company 2005 Stock Compensation Plan," "Proposal 3-Ratification of Selector of Independent Auditor," "Compensation Committee Report," "Comparative Total Returns," and "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                            By Order of the Board of Directors


                                            /s/ Bruce H. Vincent

                                            Bruce H. Vincent
                                            Secretary

Houston, Texas
March 24, 2005

                                                                      APPENDIX A

                              SWIFT ENERGY COMPANY
                          2005 STOCK COMPENSATION PLAN

1.       PURPOSE.

         This 2005 Stock Compensation Plan (the "PLAN") is intended as an incentive to encourage stock ownership by certain officers, employees and directors of SWIFT ENERGY COMPANY (the "COMPANY"), or of its Subsidiaries (as defined below) so that they may acquire or increase their proprietary interest in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries or to continue to serve as directors of the Company. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.       DEFINITIONS.

         For purposes of this Plan, the following terms shall have the meanings set forth below:

         (a) "AWARD" or "AWARDS" means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "BROKER ASSISTED EXERCISE" means a special sale and remittance procedure pursuant to which the Participant who holds a Stock Option shall concurrently provide irrevocable written instructions to (a) a Committee-designated brokerage firm ("BROKER") to effect the immediate sale of the Common Stock covered by a Stock Option and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate price of the Stock Options, plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company, and
(b) the Company to deliver the certificates for the Common Stock directly to such brokerage firm in order to complete the sale.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

         (e) "COMMITTEE" means the Compensation Committee of the Board, or any committee of the Board performing similar functions, constituted as provided in
Section 3 of the Plan.

         (f) "COMMON STOCK" means the common stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

         (g) "COMPANY" means Swift Energy Company, a Texas corporation, or any successor corporation.

         (h) "DATE OF GRANT" means the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably practicable, by written notice to the Participant receiving the Award.

         (i) "DISABILITY" means (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of "disability," the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, a total and permanent disability as defined in the Company's long-term disability plan, or if the Company has no long-term disability plan in effect at the time of a Participant's disability, "disability" shall mean a Participant's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Participant from performing the normal services required of the Participant by the Company; provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics; (iii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

         (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

         (k) "FAIR MARKET VALUE" means on any given date (i) the closing price of the Common Stock on any established national exchange or exchanges on such date as reported in any newspaper of general circulation, provided, further, that if the actual transaction involving the Common Stock occurs at a time when the New York Stock Exchange is closed for regular trading, then it shall be the most recent closing price, or (ii) if the Common Stock is not listed on an established stock exchange, the mean between the closing bid and low asked quotations of the Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. for such trading date.

         (l) "IMMEDIATE FAMILY MEMBER" means the spouse, parents, siblings, children, grandchildren and in-laws of a Participant.

         (m) "INCENTIVE STOCK OPTION" means any Stock Option that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         (n) "NONQUALIFIED STOCK OPTION" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

         (o) "PARTICIPANT" means an employee of the Company or a Subsidiary, or an individual who is performing services for those entities (including a consultant to the Company, but only insofar as to Awards other than Incentive Stock Options are concerned), who from time to time shall be designated by the Committee and in all such cases who is also granted an Award under the Plan, and only as to Restricted Awards, directors of the Company.

         (p) "PERFORMANCE BONUS AWARD" means an Award of cash and/or shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

         (q) "PLAN" means this Swift Energy Company 2005 Stock Compensation Plan as set forth herein and as it may be hereafter amended.

         (r) "RESTRICTED AWARD" means an Award granted pursuant to the provisions of Section 8 of the Plan.

         (s) "RESTRICTED STOCK GRANT" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

         (t) "RESTRICTED UNIT GRANT" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

         (u) "STOCK APPRECIATION RIGHT" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

         (v) "STOCK OPTION" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

         (w) "SUBSIDIARY" OR "SUBSIDIARIES" means any corporation or entity in which the Company directly or indirectly owns stock or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of such corporation's stock or interests.

         (x) "TEN PERCENT SHAREHOLDER" means a person who owns (or is considered to own after taking into account the attribution of ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Committee, as appointed from time to time by the Board. The Board may from time to time remove members from, or add members to, the Committee. The Committee shall be comprised solely of two or more members of the Board who are (i) "NON-EMPLOYEE DIRECTORS" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act as it may be amended from time to time, or any successor rule and (ii) "outside directors" under Section 162(m) of the Code.

         (b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

         (c) The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person validly claiming under or through any Participant and any Award under this Plan will be made only if the Committee decides in its sole and absolute discretion that the Participant or any persons validly claiming through any Participant is entitled to such award. In the event of a disagreement as to the interpretation of the Plan or any agreements issued hereunder as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding.

         (d) The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority to grant Awards to persons subject to Section 16 of the Exchange Act. The Committee is specifically authorized to give authority to the Company's chief executive officer within specified written limits to grant Awards to new employees of the Company in connection with their hiring, which written limits may be changed from time to time by the Committee in its sole discretion.

         (e) The Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan, subject to those restrictions that are set forth in Section 14 (b) and
(c) below.

         (f) The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

         (g) No member of the Committee shall be liable for any action taken or omitted to be taken by such member or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such person's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

4.       ELIGIBILITY.

         Persons eligible for Awards under the Plan shall consist of employees (including officers, whether or not they are directors) of the Company or its Subsidiaries, or individuals performing services for these entities, who from time to time shall be designated by the Committee (including consultants to the Company, but only insofar as Awards other than Incentive Stock Options are concerned). Directors of the Company are eligible to receive only Restricted Awards under the Plan. If a person who has been a Participant under this Plan ceases to be an employee but remains or becomes a director of the Company, then
Section 10(c)(ii) shall apply to Awards held by that Participant. No member of the Committee shall be eligible to receive an Award other than a Restricted Award.

5.       DURATION OF AND COMMON STOCK SUBJECT TO PLAN.

         (a) TERM. No Awards will be granted after May 10, 2015, but the Plan shall remain in effect with respect to Awards then outstanding, including Reload Options on Awards then outstanding.

         (b) SHARES OF COMMON STOCK SUBJECT TO PLAN. The maximum aggregate number of shares of Common Stock in respect of which Awards may be granted under the Plan (the "PLAN MAXIMUM") shall be 900,000, subject to adjustment as provided in Sections 5 or 12 below, plus any shares of Common Stock that are subject to awards granted prior to the effective date of this Plan under any prior long-term incentive plans of the Company ("PRIOR PLAN") that later (i) cease to be subject to such awards for any reason other than such awards having been exercised or (ii) result in the forfeiture of the shares of Common Stock back to the Company. Subject to the provisions of Section 12 below, the maximum aggregate number of shares of Common Stock in respect of which Incentive Stock Options may be granted under the Plan shall not exceed 875,000. The aggregate number of shares of Common Stock available for issuance under the Plan will be reduced by 1.44 shares of Common Stock for each share of Common Stock delivered in settlement of all Awards other than Stock Options (for which the number of shares of Common Stock available for issuance under the Plan will be reduced by one share of Common Stock for each share of Common Stock delivered in settlement of a Stock Option). Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares. The following terms and conditions shall apply to Common Stock subject to the Plan:

                  (i) In no event shall more than the Plan Maximum be cumulatively available for Awards under the Plan;

                  (ii) If any Awards are forfeited, terminated, exchanged for other Awards, settled in cash in lieu of stock, or expire unexercised, or become unexercisable, the undelivered shares of Common Stock which were previously subject to the Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, unexercisability, cash settlement or exchange.

6.         STOCK OPTIONS.

         Stock Options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively, the "STOCK OPTIONS"). Stock Options shall be subject to the following terms and conditions, and each Stock Option shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

         (a) GRANT. Stock Options shall be granted separately. In no event will Stock Options or Awards be issued in tandem whereby the exercise of one affects the right to exercise the other. Incentive Stock Options may only be granted to persons who are employees.

         (b) STOCK OPTION PRICE. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided that, in no event shall the exercise price of a Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of the Stock Option. In the case of a Ten Percent Shareholder, the exercise price of an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

         (c) OPTION TERM. The term of each Stock Option shall be fixed by the Committee. The term of all Stock Options shall not exceed ten (10) years after the date the Stock Option is granted, and the term of any Incentive Stock Options granted to Ten Percent Shareholders shall not exceed five (5) years after the date of the grant.

         (d) EXERCISABILITY.

                  (i) Incentive Stock Options and Nonqualified Stock Options shall be exercisable in installments as determined by the Compensation Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee shall determine at the date of grant, provided that if not otherwise determined by the Committee, Incentive Stock Options and Nonqualified Stock Options may be exercised as to twenty percent (20%) of the shares covered thereby beginning on the first anniversary date of the date of grant (hereinafter, "ANNIVERSARY DATE"), and thereafter an additional twenty percent (20%) of shares subject to such stock options may be exercisable beginning on the Anniversary Date in each of the following four years, except as otherwise provided in Sections 10 and 13; and

                  (ii) Reload Options shall become exercisable in accordance with Section 6(i)(iii) hereof.

         (e) METHOD OF EXERCISE. Subject to applicable exercise restrictions set forth in Section 6(d) above, a Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased and shall be deemed to be exercised when payment in full of the purchase price has been received by the Company. The purchase price may be paid by any of the following methods, subject to the restrictions set forth in Section 6(f) hereof:

                  (i) in cash, by certified or cashier's check, by money order, by personal check (if approved by the Committee) or through a Broker Assisted Exercise, in an amount equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates; or

                  (ii) if acceptable to the Committee, by delivery of shares of Common Stock already owned by the Participant and held by the Participant for a minimum of six months, which shares, including any cash tendered therewith, have an aggregate Fair Market Value equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates.

         (f) RESTRICTIONS ON METHOD AND TIMING OF EXERCISE. Notwithstanding the foregoing provisions, the Committee, in granting Stock Options pursuant to the Plan, may limit the timing or methods by which a Stock Option may be exercised by any person or waive all or any portion of such limits on timing or methods, and, in processing any purported exercise of a Stock Option granted pursuant to the Plan, may refuse to recognize the timing or methods of exercise selected by the Participant if, in the opinion of counsel to the Company, there is a substantial risk that such exercise could result in the violation of any then applicable rules or regulations, including federal or state securities laws.

         (g) TAX WITHHOLDING. Holders of Nonqualified Stock Options, subject to the discretion of the Committee, may be entitled to elect at or prior to the time the exercise notice is delivered to the Company, to have the Company withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option the number of shares of Common Stock having a Fair Market Value which does not exceed the minimum tax withholding obligation of the Company with respect to the exercise in question. If withholding is made in shares of Common Stock pursuant to the method set forth above, the Committee, in its discretion, may grant "Reload Options" (as defined and on the terms specified in Section 6(h) below) for the number of shares so withheld. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect to satisfy his or her withholding tax obligation in respect of any exercise as contemplated above if, in the opinion of counsel to the Company, there is substantial risk that such election could result in a violation of any then applicable rules or regulations, including federal or state securities law, or such withholding would have an adverse tax or accounting effect on the Company.

         (h) GRANT OF RELOAD OPTIONS. Unless otherwise provided in a Participant's Stock Option Agreement, whenever the Participant holding any Incentive Stock Option or Nonqualified Stock Option (the "ORIGINAL OPTION") outstanding under this Plan (including any "Reload Options" granted under the provisions of this Section 6(h)) exercises the Original Option and makes payment of a portion or all of the option price by tendering shares of the Common Stock previously held by him or her pursuant to Section 6(e)(ii) hereof, then the Participant shall automatically receive a reload option (the "RELOAD OPTIONS") for that number of additional shares of Common Stock which is equal to the number of shares tendered by the Participant in payment of the option price for the Original Option being exercised. All such Reload Options granted hereunder shall be on the following terms and conditions:

                  (i) The Reload Option price per share shall be an amount equal to the current Fair Market Value per share of the Common Stock on the date of grant, which shall be the date of the Company's receipt of the exercise notice for the Original Option;

                  (ii) The option exercise period shall expire, and the Reload Option shall no longer be exercisable, on the expiration of the option period of the Original Option or two (2) years from the date of the grant of the Reload Option, whichever is later;

                  (iii) Any Reload Option granted under this Section 6(h) shall vest and first become exercisable one (1) year following the date of exercise of the Original Option; and

                  (iv) All other terms of Reload Options granted hereunder not specified above in this Section 6(h) shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option.

         (i) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all stock option plans of the Company or its Subsidiaries shall not exceed one hundred thousand dollars ($100,000). The Fair Market Value of any Common Stock shall be determined as of the time the option with respect to such stock is granted or such other time as may be required by Section 422(d) of the Code, as such section of the Code may be amended from time to time.

         (j) INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code. To the extent permitted under Section 422 of the Code or applicable regulations thereunder or any applicable Internal Revenue Service pronouncements:

                  (i) to the extent that any portion of any Incentive Stock Option that first becomes exercisable during any calendar year exceeds the $100,000 limitation (as set forth in Section 6(i) above) and contained in Section 422(d) of the Code, such excess portion shall be treated as a Nonqualified Stock Option; and

                  (ii) if the vesting period or exercisability of an Incentive Stock Option is accelerated, any portion of such Option that exceeds the $100,000 limitation set forth in Section 6(i) above shall be treated as a Nonqualified Stock Option.

         Even if the shares of Common Stock which are issued upon exercise of any Incentive Stock Option are sold or exchanged within one year following the exercise of that Incentive Stock Option such that the sale constitutes a disqualifying disposition for Incentive Stock Option treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

         (k) LIMIT ON AWARDS TO NAMED EXECUTIVE OFFICERS. Notwithstanding any provision in this Plan to the contrary, no person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code (a "NAMED EXECUTIVE OFFICER") shall be eligible for a grant during a single calendar year of Awards with respect to or measured by, more than 100,000 shares of Common Stock. The limitation under this Section 6(k) shall be construed so as to comply with the requirements of Section 162(m) of the Code.

7.       STOCK APPRECIATION RIGHTS.

         The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

         (a) STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

         (b) GRANT. Subject to the other provisions of this Plan, a Stock Appreciation Right shall be granted separately. In no event will Stock Appreciation Rights and other Awards be issued in tandem whereby the exercise of one such Award affects the right to exercise the other.

         (c) EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, provided that subject to the other provisions of this Plan, a Stock Appreciation Right shall not be exercisable prior to the first Anniversary Date of the date of grant, unless and to the extent, in the opinion of counsel, it would not subject such Participant to a substantial risk of liability under Section 16 of the Exchange Act, in which case the Committee, in its discretion, may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates or upon occurrence of one or more specified events, or that a Stock Appreciation Right may be exercised during only limited time periods.

         (d) FORM OF PAYMENT. Payment to a Participant upon exercise of a Stock Appreciation Right may be made only in shares of Common Stock.

8.       STOCK GRANTS AND RESTRICTED AWARDS

         Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

         (a) RESTRICTED STOCK GRANTS. A Restricted Stock Grant is an Award of shares of Common Stock made to a Participant subject to such terms and conditions, if any, as the Committee deems appropriate, as set forth in Section 8(e) below. Further, as a condition to the grant of Restricted Stock to any Participant who, at the date of grant has neither been a director of the Company nor been employed by the Company, nor performed services for the Company, the Committee shall require such Participant to pay at least an amount equal to the par value of the shares of Common Stock subject to the Restricted Stock Grant within thirty (30) days of the date of the grant, and failure to pay such amount shall result in an automatic termination of the Restricted Stock Grant.

         (b) RESTRICTED UNIT GRANTS. A Restricted Unit Grant is an Award of units granted to a Participant subject to such terms and conditions as the Committee deems appropriate in its discretion, including, without limitation, the requirement that such Participant forfeit such units upon termination of employment for specified reasons within a specified period of time or upon termination of service as a director, and restrictions on the sale, assignment, transfer or other disposition of the units. Subject to the discretion of the Committee at the time a Restricted Unit Grant is awarded to a Participant, a unit will have a value (i) equivalent to one share of Common Stock, or (ii) equivalent to the excess of the Fair Market Value of a share of Common Stock on the date the restriction lapses over the Fair Market Value of a share of Common Stock on the date of the grant of the Restricted Unit Grant (or over such other value as the Committee determines at the time of the grant).

         (c) GRANT OF AWARDS. Restricted Awards shall be granted separately under the Plan in such form and on such terms and conditions as the Committee may from time to time approve (other than those granted to directors), including grants of shares of Common Stock to a Participant other than a director without restrictions, vesting requirements and/or conditions. Restricted Awards, however, may not be granted in tandem with other Awards whereby the exercise of one such Award affects the right to exercise the other. Subject to the terms of the Plan, other than Restricted Awards granted to directors, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall either be issued a stock certificate in respect of the shares of Common Stock so granted or such shares shall be recorded in the name of the Participant on the books of Company's stock transfer agent, in either case registered in the name of the Participant. If issued in certificated form, such shares shall be accompanied by a stock power duly executed by the Participant. Such certificates or stock transfer records shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. Any certificates evidencing the shares and/or grants recorded on the books of the Company's stock transfer agent shall be held in custody by the Company, or not issued by the Company's stock transfer agent, until the restrictions imposed thereon shall have lapsed or been removed.

         (d) RESTRICTED AWARDS FOR NON-EMPLOYEE DIRECTORS. Subject to approval by the Company's shareholders at the 2005 annual meeting of shareholders on May 10, 2005, thereafter on the day following the date directors are elected by shareholders at each subsequent annual meeting of shareholders (which shall be the date of grant) beginning May 11, 2005, each individual who is a Non-Employee Director (as defined in Section 3 of this Plan) shall automatically receive a Restricted Award of that number of shares of Common Stock (rounded up to the nearest multiple of 10 shares of Common Stock) determined by dividing $100,000 by the Fair Market Value of the Common Stock on the date of grant of the Restricted Award (each $100,000 Restricted Award to a Non-Employee Director being herein referred to as an "ANNUAL DIRECTOR AWARD"). If a Non-Employee Director first becomes a Non-Employee Director other than by being elected by shareholders at an annual meeting (which shall be the date of grant), that director shall automatically receive that portion of an Annual Director Award equal to the portion of a full twelve month period between the date of his or her election as a director and the next annual meeting of shareholders.

         The service restrictions contained in each Annual Director Award of Common Stock shall lapse on the date of the next annual meeting of shareholders and each Annual Director Award of Common Stock shall vest ratably in three equal installments, one-third on the date of each of the three annual meeting of shareholders following the grant date, provided that if prior to vesting of any portion of an Annual Director Award of Common Stock, a Non-Employee Director's service as a director terminates with the director in good standing as determined in the sole discretion of the Board, then all Annual Director Awards of Common Stock of that Non-Employee Director shall vest immediately and any service restrictions thereon shall lapse. Further, in the event of death or Disability of a Non-Employee Director, all service restrictions on any Annual Director Awards of Common Stock shall lapse and all Annual Director Awards shall vest except as may otherwise be provided in this Plan.

         (e) RESTRICTION PERIOD. Restricted Awards shall provide for vesting of such Awards over a three-year period, unless specifically determined otherwise by the Committee (or a one-year period if the Restricted Award is performance based) commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("RESTRICTION PERIOD"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or the applicable portion thereof, as the case may be, along with a return of the stock power executed by the Participant once the restriction has fully lapsed. Upon termination of a Participant's employment with the Company or any Subsidiary or termination of service as a director for any reason during the Restriction Period, all or a portion of the shares or units, as applicable, that are still subject to a restriction may vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

         (f) PAYMENT OF AWARDS. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the units covered by the Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period (i) in cash, by certified or cashier's check, by money order or by personal check (if approved by the Committee), (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made or
(iii) in any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Award is granted, or with respect to payments contemplated in clause (i) and (ii) above, at the time the Award is settled.

         (g) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

9.       PERFORMANCE BONUS AWARDS.

         Performance Bonus Awards granted under this Plan may be in the form of cash or shares of Common Stock, or a combination thereof. If a Performance Bonus Award is a combination of cash and shares of Common Stock, the portion of the Performance Bonus Award comprised of cash and the portion comprised of shares of Common Stock will be determined by the Committee based upon the Committee's judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals.

Performance factors are to be determined prior to the period of performance, which shall be not less than one year, and may include (i) increases in earnings, earnings per share, EBITDA, revenues, cash flow, return on equity or total shareholder return, (ii) year-end volumes of proved oil and gas reserves and/or year-end probable reserves, (iii) yearly oil and gas production, (iv) share price performance, (v) relative technical, commercial and leadership attributes, or (vi) similar performance factors. If a Performance Bonus Award is paid in whole or in part in shares of Common Stock, the number of shares shall be determined based upon the Fair Market Value of such shares, and such shares may be awarded in lieu of receipt of some or all of such Award in cash. Performance Bonus Awards shall be subject to such terms and conditions as the Committee shall determine in its sole discretion.

10.      TERMINATION OF EMPLOYMENT OR SERVICE.

         The terms and conditions under which an Award may be exercised after a Participant's termination of employment or service as a director shall be determined by the Committee, except as otherwise provided herein. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of
Section 422 of the Code and as otherwise provided in Section 6 above, provided that the Committee, in its sole discretion, may change, by any agreement approved by the Committee, the post-termination rights of a Participant, including accelerating the dates upon which all or a portion of any outstanding unexercised Stock Option or other Award held by a Participant may become vested or be exercised following such termination of employment or service as a director; provided that any such changes which affect Awards granted to a Non-Employee Director or a Named Executive Officer (as defined in Sections 6(k)) shall be confined to changes related to the Non-Employee Director's or Named Executive Officer's death, Disability, retirement as a director, termination of employment upon retirement, or related to a Change of Control.

         (a) TERMINATION BY DEATH. Subject to Section 6(j), if a Participant's employment by the Company or any Subsidiary or service as a director terminates by reason of the Participant's death, or if the Participant's death occurs within three (3) months after the termination of his or her employment or service as a director, any Award held by such Participant immediately prior to the date of his or her death may thereafter be exercised, to the extent such Award otherwise was exercisable by the Participant immediately prior to the date of his or her death, by the legal representative of the Participant's estate or by any person who acquired the Award by will or the laws of descent and distribution, for a period of one year from the date of his or her death or until the expiration of the stated term of the Award, whichever period is the shorter; provided, however, that the Committee, in its discretion may specifically provide, either in any agreement providing for an Award or in any employment contract or any other agreement approved by the Committee, for the acceleration of the vesting and/or right of exercise under any Award held by a Participant immediately prior to the date of his or her death. Subject to the provision of Section 8(d), after termination of employment or service as a director by reason of a Participant's death, any right of exercise under an Award held by that Participant that is not then vested and exercisable, or under this Section 10(a) becomes vested and exercisable, shall be terminated and extinguished.

         (b) TERMINATION BY REASON OF DISABILITY. Subject to Section 6(j), if a Participant's employment by the Company or Subsidiary or service as a director terminates by reason of Disability, any Award held by such Participant immediately prior to the date of his or her Disability may thereafter be exercised by the Participant, to the extent such Award otherwise was exercisable by the Participant immediately prior to the date of his or her Disability for a period of one year from the date of such termination of employment or service as a director by reason of Disability, or until the expiration of the stated term of such Award, whichever period is shorter; provided, however, that if the Participant dies within such one-year period, any unexercised Award held by such Participant shall thereafter be exercisable to the extent to which it was exercisable immediately prior to the date of such death for a period of one year from the date of his or her death or until the expiration of the stated term of such Award, whichever period is shorter; and provided further, that the Committee may, in its discretion specifically provide, either in any agreement providing for an Award or in any employment contract or any other agreement approved by the Committee for the acceleration of the vesting and/or right of exercise under an Award held by a Participant immediately prior to the time of termination of employment or service as a director by reason of his or her Disability. Subject to the provisions of Section 8(d), any right of exercise under an Award held by the Participant that, after termination by reason of Participant's Disability is not then vested and exercisable, or under this
Section 10(b) becomes vested and exercisable, shall be terminated and extinguished.

         (c) OTHER TERMINATION. Subject to Section 6(j) and Section 13, if a Participant's employment by the Company or any Subsidiary is terminated for any reason other than retirement, death, Disability or a Change of Control, any Award held by the Participant immediately prior to the date of his or her termination shall be exercisable, to the extent otherwise then exercisable, for the lesser period of three (3) months from the date of such termination or the balance of the term of the Award, and any right of exercise under any Award held by a Participant immediately prior to the time of his or her termination that is not vested immediately after such date of termination, shall be terminated and extinguished; provided, however, that (i) the Committee, in its discretion may specifically provide that, for Awards held prior to termination, vesting and/or exercise may be accelerated at or prior to the time of termination, for a period which may not exceed the original term of such Award, either in any agreement providing for an Award, or in any employment contract or any other agreement approved by the Committee; provided that any such acceleration of vesting or exercise which affects Awards granted to Non-Employee Directors or the Named Executive Officers (as defined in Section 6(k)) shall be confined to acceleration related to the Non-Employee Directors' and Named Executive Officers' death, Disability, retirement as a director or termination of employment upon retirement, or related to a Change of Control, and (ii) upon termination of employment upon retirement, if the Participant continues to serve, or commences serving, as a director of the Company, then in such event any Awards may continue to be held by the Participant under the original terms thereof, with such modifications as the Committee may determine in its discretion, with any Incentive Stock Options held by such Participant to henceforth be treated as Nonqualified Stock Options.

         (d) GENERAL PROVISIONS. Unless otherwise specifically provided herein, the Committee shall have the following discretion regarding the treatment of outstanding Stock Options upon termination of employment:

                  (i) Any Stock Option outstanding at the time of a Participant's retirement, termination of employment, Disability or death shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the documents evidencing the grant of any Stock Option or in an employment or other agreement with such Participant, provided that no Stock Option shall be exercisable more than ten (10) years from the date of grant of the Original Option;

                  (ii) The Committee shall have complete discretion, exercisable either at the time a Stock Option is granted or any time while the Stock Option remains outstanding, to extend the period of time for which the Stock Option is to remain exercisable following a Participant's termination of employment from the limited exercise period otherwise in effect for that Stock Option to such greater period of time as the Committee shall deem appropriate, but in no event to a date which is more than ten (10) years from the date of grant of the Original Option; and

                  (iii) The Committee shall have the complete discretion to permit a Stock Option to be exercised following a Participant's retirement, termination of employment, Disability or death not only with respect to the number of Stock Options which are then fully vested but also with respect to one or more additional installments as to which the Participant would have vested had the Participant continued in the Company's employment.

11.      TRANSFERABILITY OF AWARDS.

         (a) No Incentive Stock Option under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Incentive Stock Option by the assignee. During the lifetime of a Participant, Incentive Stock Options are exercisable only by, and settlements of Incentive Stock Options are to be made to, such Participant or his or her legal representative.

         (b) The Committee may, in its discretion, authorize all or a portion of any Awards (other than Incentive Stock Options) to be on terms which permit transfer by the Participant to (i) the Immediate Family Members of the Participant, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a charitable trust or trusts created or controlled by the Participant, or (iv) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the transfer must be approved by the Committee in a manner consistent with this Section, and (z) subsequent transfers of transferred Awards shall be prohibited except to a transferee to whom the Participant could have transferred the Award pursuant to this Section 11 or by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Award by the assignee.

Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided however, that the transferee shall be entitled to exercise the Award to the same extent as the Participant would be so entitled. The events of termination of employment of Section 10 hereof shall continue to be interpreted by application with respect to the original Participant, following which events the Awards shall be exercisable by the transferee only to the extent, and for the periods specified in Section 10.

12.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

         (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, Common Stock, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         (b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the outstanding Common Stock as a class, the Board, in its discretion, may make proportionate adjustments it deems appropriate to reflect such change with respect to (i) the maximum number of shares of Common Stock or class of shares reserved for issuance under the Plan,
(ii) the maximum number of shares of Common Stock or class of shares which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock or class of shares covered by each outstanding Award, and (iv) the price per share in respect of the outstanding Awards. Notwithstanding the foregoing, the Board may only increase the aggregate number of shares of Common Stock for which Awards may be granted under the Plan solely to reflect the changes, if any, of the capitalization of the Company or a Subsidiary.

         (c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

13.      CHANGE OF CONTROL.

         (a) In the event of a Change of Control (as defined in Paragraph (b) below) of the Company, and except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control or in a Participant's
Award:

                  (i) All Stock Options or Stock Appreciation Rights then outstanding shall become fully vested and exercisable as of the date of the Change of Control; and

                  (ii) All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change of Control;

provided that unless otherwise expressly permitted in an employment agreement or other agreement between a Participant and the Company, any Award which has been outstanding less than one (1) year on the date of the Change of Control shall not be afforded such treatment.

         (b) A "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers or directors, or a benefit plan or trust established by the Company for its employees:

                  (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which forty percent (40%) or more of the total number of votes for the election of the Board may be cast;

                  (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

                  (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

                  (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company), and shares of Common Stock are acquired thereunder ("OFFER").

         (c) Notwithstanding any provision of the Plan to the contrary, in the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation (collectively, the "Transaction"), unless otherwise expressly provided (by express reference to this Section 13(c)) in the terms of a Stock Option, after the public announcement of the Transaction, the Committee may, in its sole discretion, direct the Company to deliver a written notice ("CANCELLATION NOTICE") to any Participant holding a Stock Option, canceling the unexercised vested portion (including the portion which becomes vested by reason of acceleration), if any, of such Stock Option, effective on the date specified in the Cancellation Notice ("CANCELLATION DATE"). Notwithstanding the foregoing, the Cancellation Date may not be earlier than the last to occur of (i) the 15th day following delivery of the Cancellation Notice, and (ii) the 60th day prior to the proposed date for the consummation of the Transaction ("PROPOSED DATE"). Without limitation, the Cancellation Notice will provide that, unless the Participant elects in writing to waive, in whole or in part, a Conditional Exercise, that the exercise of the Stock Option will be a Conditional Exercise. A "CONDITIONAL EXERCISE" shall mean that in the event the Transaction does not occur within 180 days of the Proposed Date, the exercising Participant shall be refunded any amounts paid to exercise such Participant's Stock Option, such Stock Option will be reissued, and the purported exercise of such Stock Option shall be null and void ab intitio, provided, that, if the Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

         (d) Unless otherwise expressly provided in an Award, in the event of a Change in Control, in the sole discretion of the Committee, the value of some or all Awards may be cashed out on the basis of the Change in Control Price (as defined below), at any time during the 60 day period immediately preceding any bona fide transaction related to a Change in Control; provided, further, that if a date prior to such occurrence is selected for a cash out, any subsequent increase in the Change in Control Price will be paid to each Participant on the date of such occurrence, or as soon thereafter as reasonably possible. "CHANGE IN CONTROL PRICE" means the higher of (i) the highest price per share of Common Stock paid in any transaction reported on the NYSE or such other exchange or market as is the principal trading market for the Common Stock, or (ii) the highest price per share paid in any bona fide transaction related to a Change in Control, at any time during the 60 day period immediately preceding such occurrence with such occurrence date to be determined by the Committee.

14.      AMENDMENT AND TERMINATION.

         (a) AMENDMENTS WITHOUT SHAREHOLDER APPROVAL. Except as set forth in Sections 14(b) and 14(c) below, the Board may, without further approval of the shareholders, at any time amend, alter, discontinue or terminate this Plan, in such respects as the Board may deem advisable.

         (b) AMENDMENTS REQUIRING SHAREHOLDER APPROVAL. Except as set forth in
Section 14(c) below, subject to changes in law or other legal requirements (including any change in the provisions of the Code and accompanying regulations that would permit otherwise), the Board must obtain approval of the shareholders to make any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 12 of the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits to Participant, (iii) be required to be approved by the shareholders under any law, rule or regulation or any rules for listed companies promulgated by any national stock exchange on which the Company's Common Stock is traded, (iv) allow the creation of additional types of Awards under the Plan, (v) result in the repricing of Awards issued under the Plan by lowering the exercise price of a previously granted Award, or by cancellation of outstanding Awards with subsequent replacement, or by regranting Awards with lower exercise prices, (vi) materially extend the terms of the Plan, or (vii) increase the annual maximum number of shares of Common Stock covered by Awards to any Participant who is subject to the provisions of Section 6(k).

         (c) PROHIBITED AMENDMENTS. Notwithstanding Sections 14(a) and 14(b), under no circumstances may the Board or Committee (i) amend, alter, discontinue or terminate the requirements set forth in Sections 6(b), 6(c), 6(i) or 6(j) with respect to Incentive Stock Options unless (a) such modifications are made to comply with changes in the tax laws, or (b) the Plan is completely terminated, or (ii) make any amendment, alteration or modification to the Plan that would impair the vested rights of a Participant under any Award theretofore granted under this Plan.

15.      MISCELLANEOUS MATTERS.

         (a) TAX WITHHOLDING. As a condition to the exercise of Nonqualified Stock Options or the lapse of restrictions or vesting of Restricted Stock, an employee of the Company is required, and the Company may in its sole discretion require any other Participant that it deems advisable, to pay the Company the full amount of any federal, state, or local taxes of any kind required by law to be withheld (at the minimum required level) with respect to such Awards, provided that the Company may withhold any such amounts through payroll deductions and/or the acceptance or retention of shares of Common Stock otherwise issuable under any such Awards.

         (b) NO RIGHT TO EMPLOYMENT OR SERVICE. Neither the adoption of the Plan nor the granting of any Award shall confer upon any Participant any right to continue employment with or providing services to or on behalf of the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of any Participant at any time, with or without cause.

         (c) SECURITIES LAW RESTRICTIONS. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions.

         (d) AWARD AGREEMENT. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee, in its sole discretion, shall determine.

         (e) COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

         (f) GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

         (g) EFFECTIVE DATE. This Plan, having been approved by the Committee on March __, 2005, and by the Board on March __, 2005, and subject to approval by the Company's shareholders at the 2005 Annual Meeting of Shareholders to be held May 10, 2005, is effective as of May 11, 2005.

                                     SWIFT ENERGY COMPANY, a Texas corporation


                                     ------------------------------------------
                                     Clyde W. Smith, Jr.
                                     Chairman, Compensation Committee

                              SWIFT ENERGY COMPANY

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2005

         The undersigned hereby constitutes and appoints Terry E. Swift, Bruce
H. Vincent, and Alton D. Heckaman, Jr., or any one of them, with full power of substitution and revocation of each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on Tuesday, May 10, 2005, at 4:00 p.m. Houston time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, or any adjournments or postponements thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3. This proxy will be voted in accordance with the specifications made hereon. If NO specification is made, the shares will be voted "FOR" Proposals 1, 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


PROPOSAL 1:   ELECTION OF DIRECTORS.                   Class III Nominees:
                                                      (Terms to expire 2008)

[ ] FOR ALL NOMINEES                                     Deanna  L. Cannon

[ ] WITHOLD AUTHORITY FOR ALL NOMINEES                   Douglas J. Lanier

[ ] FOR ALL EXCEPT (See instructions below)              Bruce H. Vincent

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(s), STRIKE HIS OR HER NAME(s) FROM THE LISTING ABOVE AND MARK "FOR ALL EXCEPT".

PROPOSAL 2:   Approval of Swift Energy Company's 2005 Stock Compensation Plan.

              [ ] FOR      [ ] AGAINST        [ ] ABSTAIN

PROPOSAL 3:   Ratification of Ernst & Young LLP as Swift Energy Company's
              Independent Auditors for the fiscal year ending December 31, 2005.

              [ ] FOR      [ ] AGAINST        [ ] ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Shareholders and Proxy Statement and the 2004 Annual Report to Shareholders furnished herewith.

PLEASE SIGN AND RETURN IN THE ENCLOSED POSTAGE PAID, PRE-ADDRESSED ENVELOPE.



Signature of Shareholder                                Date
                         -----------------------------       -------------------

Signature of Shareholder                                Date
                         -----------------------------       -------------------


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.